                                                                     EXHIBIT 2.1

                                 AMENDMENT NO. 1

                                       TO

                            PARENT COMPANY AGREEMENT

                  THIS AMENDMENT NO. 1 TO THE PARENT COMPANY AGREEMENT (this "Amendment No. 1"), is entered into by and among (a) El Paso Corporation, a Delaware corporation ("El Paso Parent"), Sabine River Investors I, L.L.C., a Delaware limited liability company ("El Paso Sub 1"), Sabine River Investors II, L.L.C., a Delaware limited liability company ("El Paso Sub 2"), El Paso EPN Investments, L.L.C., a Delaware limited liability company ("El Paso Sub 3," and collectively with El Paso Sub 1 and El Paso Sub 2, the "Unitholders"), and GulfTerra GP Holding Company, a Delaware corporation ("El Paso GP Holdco," and collectively with the Unitholders, the "El Paso Parent Parties"), and (b) Enterprise Products GP, LLC, a Delaware limited liability company ("Enterprise GP"), Enterprise Products Partners L.P., a Delaware limited partnership ("Enterprise MLP"), and Enterprise Products GTM, LLC ("Enterprise GTM," and collectively with Enterprise MLP and Enterprise GP, the "Enterprise Parties"), effective as of April 19, 2004.

                              W I T N E S S E T H:

                  WHEREAS, the El Paso Parent Parties and the Enterprise Parties have entered into the Parent Company Agreement, dated as of December 15, 2003 (the "Agreement"), which provided for, among other things, subject to the terms and conditions thereof, El Paso GP Holdco to contribute at the Step Two Closing (as defined in the Agreement) its 50% membership interest in GulfTerra Energy Company, L.L.C., a Delaware limited liability company ("GulfTerra GP"), to Enterprise GP in exchange for a newly issued 50% membership interest in Enterprise GP; and

                  WHEREAS, in accordance with Section 6.3 of the Agreement, the El Paso Parent Parties and the Enterprise Parties have agreed to enter into this Amendment No. 1 to amend the Purchase Agreement to provide for (i) El Paso GP Holdco to instead contribute at the Step Two Closing its 50% membership interest in GulfTerra GP to Enterprise GP in exchange for a newly issued 9.9% membership interest in Enterprise GP and cash in the amount of $370 million, (ii) the amendment and restatement of the form of limited liability company agreement of the Enterprise GP to be entered into at the Step Two Closing by and among Enterprise Parent 1, Enterprise Parent 2 and El Paso GP Holdco and (iii) Enterprise GP, Enterprise MLP and El Paso GP Holdco to enter into an additional agreement at the Step Two Closing, an Exchange and Registration Rights Agreement in the form attached hereto as an exhibit.

                  NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein and in the Agreement, the parties hereto agree as follows:

                                    ARTICLE I

                  Section 1.1 Defined Terms. Capitalized terms used in this Amendment No.1 but not defined herein shall have the meaning assigned to them in Agreement.

                  Section 1.2       Amendments.

                  (a) Section 2.2(c) of the Agreement is hereby deleted, amended and restated in its entirety as follows:

                  "(c)     Contribution of Class B Membership Interests. On the
         Step Two Closing Date and immediately prior to consummation of the Merger, El Paso Parent shall cause El Paso GP Holdco, and El Paso GP Holdco agrees, to contribute to Enterprise GP all of the Class B Membership Interests in GulfTerra GP then owned by El Paso GP Holdco (which Class B Membership Interests entitle the holder (a) to a 50% Sharing Ratio (as defined in the Second Amended and Restated GulfTerra LLC Agreement) (the "Remaining Interest") and (b) to serve as the managing member of GulfTerra GP), such contribution to be made in consideration for (x) the issuance by Enterprise GP to El Paso GP Holdco of a member interest constituting 9.9% of the issued and outstanding Membership Interests (as defined in the Second Amended and Restated Limited Liability Company Agreement of Enterprise Products GP, LLC (the "Enterprise GP LLC Agreement")) of Enterprise GP (the "Enterprise GP Interests") and (y) payment by Enterprise GP to El Paso GP Holdco of $370,000,000, which payment shall be made by wire transfer of immediately available funds to the account specified to Enterprise GP in writing by El Paso GP Holdco not less than two Business Days prior to the Step Two Closing, and (i) Enterprise GP shall cause Enterprise Parent 1 and Enterprise Parent 2 to enter into, and El Paso GP Holdco will enter into, the Second Amended and Restated Limited Liability Company Agreement of Enterprise Products GP, LLC in the form attached hereto as Exhibit 2.2(c)(1), (ii) Enterprise GP, Enterprise MLP and El Paso GP Holdco will enter into the Exchange and Registration Rights Agreement in the form attached hereto as Exhibit 2.2(c)(2),
         (iii) Enterprise GP shall cause Enterprise Products Delaware Holdings L.P. to execute and deliver a guaranty in the form attached hereto as
         Exhibit 2.2(c)(3), and (iv) El Paso Parent will execute and deliver a guaranty in the form of the GulfTerra Guaranty Agreement regarding the obligations of El Paso GP Holdco under the agreement referred to in
         Section 2.2(c)(i)."

                  (b) Section 2.2(e) of the Agreement is hereby amended by inserting new paragraph (v) immediately following Section 2.2(e)(iv), which new paragraph shall read in its entirety as follows:

                  "(v)     The payment described in Section 2.2(c)(y) will be
         made and the agreements referenced in clauses (i), (ii), (iii) and (iv) of Section 2.2(c) will be executed and delivered by the parties thereto."

                  (c) Concurrently with the execution and delivery of this Amendment No. 1, Enterprise GTM shall receive a "bring down" opinion, dated such date, from Andrews Kurth, counsel to El Paso GP Holdco, of their opinion delivered at the Step One Closing Date pursuant to Section 2.1(d)(i).

                  (d) The form of Second Amended and Restated Limited Liability Company Agreement of Enterprise Products GP, LLC attached as Exhibit 2.2(c) to the Agreement, and renumbered as Exhibit 2.2(c)(1) in this Amendment No. 1, is hereby deleted, amended and restated in its entirety in the form attached as Exhibit 1 to this Amendment No. 1.

                  (e) This Amendment No. 1 provides for a new Exhibit 2.2(c)(2), containing a form of Exchange and Registration Rights Agreement, to be attached as an exhibit to the Agreement. Such form of Exchange and Registration Rights Agreement is attached as Exhibit 2 to this Amendment No. 1.

                  (f) This Amendment No. 1 provides for a new Exhibit 2.2(c)(3), containing a form of guaranty, to be attached as an exhibit to the Agreement. Such form of guaranty is attached as Exhibit 3 to this Amendment No. 1.

                                   ARTICLE II

                  Section 2.1. Execution. This Amendment No. 1 may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute one instrument.

                  Section 2.2 Signatures and Counterparts. Facsimile transmissions of any signed original document and/or retransmission of any signed facsimile transmission shall be the same as delivery of an original. At the request of the El Paso Parent Parties or the Enterprise Parties, the parties will confirm facsimile transmission by signing a duplicate original document.

                  Section 2.3. Governing Law. To the maximum extent permitted by applicable Law, the provisions of this Amendment No. 1 shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law.

                  Section 2.4. Continuation of the Agreement. The Agreement, as amended by this Amendment No. 1, shall remain in full force and effect, as so amended.

                                    * * * * *

                  IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date first written above.

                                          EL PASO CORPORATION

                                          By:   /s/ Thomas M. Hart
                                              ----------------------------------
                                          Name:  Thomas M. Hart
                                          Title: Vice President

                                          GULFTERRA GP HOLDING COMPANY

                                          By:   /s/ John J. Hopper
                                              ----------------------------------
                                          Name:  John J. Hopper
                                          Title: Vice President and Treasurer

                                          SABINE RIVER INVESTORS I, L.L.C.

                                          By:   /s/ John J. Hopper
                                              ----------------------------------
                                          Name:  John J. Hopper
                                          Title: Vice President and Treasurer:

                                          SABINE RIVER INVESTORS II, L.L.C.

                                          By:   /s/ John J. Hopper
                                              ----------------------------------
                                          Name:  John J. Hopper
                                          Title: Vice President and Treasurer

                                          EL PASO EPN INVESTMENTS, L.L.C.

                                          By:   /s/ John J. Hopper
                                              ----------------------------------
                                          Name:  John J. Hopper
                                          Title: Vice President and Treasurer

                                          ENTERPRISE PRODUCTS GP, LLC

                                          By:   /s/ Richard H. Bachmann
                                              ----------------------------------
                                          Name:  Richard H. Bachmann
                                          Title: Executive Vice President and
                                                    Chief Legal Officer

                                      ENTERPRISE PRODUCTS PARTNERS L.P.

                                      By: Enterprise Products GP, LLC
                                          its General Partner

                                          By:   /s/ Richard H. Bachmann
                                              ------------------------------
                                          Name:  Richard H. Bachmann
                                          Title: Executive Vice President and
                                                    Chief Legal Officer

                                      ENTERPRISE PRODUCTS GTM, LLC

                                      By: Enterprise Products Operating L.P.,
                                          its sole member

                                          By: Enterprise Products OLPGP, Inc.,
                                              general partner of Enterprise
                                              Products Operating L.P.

                                          By:   /s/ Richard H. Bachmann
                                              ----------------------------------
                                          Name:  Richard H. Bachmann
                                          Title: Executive Vice President and
                                                    Chief Legal Officer

                                                                       EXHIBIT 1

                           SECOND AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                           ENTERPRISE PRODUCTS GP, LLC
                      A DELAWARE LIMITED LIABILITY COMPANY

                           SECOND AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                           ENTERPRISE PRODUCTS GP, LLC
                      A DELAWARE LIMITED LIABILITY COMPANY

                                TABLE OF CONTENTS

                                                      ARTICLE 1
                                                     DEFINITIONS

1.01     Definitions..........................................................................................    2
1.02     Construction.........................................................................................    2

                                                      ARTICLE 2
                                                    ORGANIZATION

2.01     Formation............................................................................................    2
2.02     Name.................................................................................................    2
2.03     Registered Office; Registered Agent; Principal Office; Other Offices.................................    2
2.04     Purpose..............................................................................................    2
2.05     Term.................................................................................................    3
2.06     No State-Law Partnership; Withdrawal.................................................................    3

                                                      ARTICLE 3
                                             MATTERS RELATING TO MEMBERS

3.01     Members..............................................................................................    3
3.02     Creation of Additional Membership Interest...........................................................    3
3.03     Liability to Third Parties...........................................................................    3

                                                      ARTICLE 4
                                       CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS

4.01     Capital Contributions................................................................................    4
4.02     Loans................................................................................................    5
4.03     Return of Contributions..............................................................................    5
4.04     Capital Accounts.....................................................................................    5

                                                      ARTICLE 5
                                            DISTRIBUTIONS AND ALLOCATIONS

5.01     Distributions........................................................................................    6
5.02     Allocations for Capital Account Purposes.............................................................    7
5.03     Allocations for Tax Purposes.........................................................................    8

                                                      ARTICLE 6
                                                     MANAGEMENT

6.01     Management...........................................................................................    9
6.02     Board of Directors...................................................................................   12
6.03     Officers.............................................................................................   14
6.04     Duties of Officers and Directors.....................................................................   16

6.05     Compensation.........................................................................................   16
6.06     Indemnification......................................................................................   16
6.07     Liability of Indemnitees.............................................................................   18

                                                      ARTICLE 7
                                                     TAX MATTERS

7.01     Tax Returns..........................................................................................   19
7.02     Tax Elections........................................................................................   19
7.03     Tax Matters Member...................................................................................   20

                                                      ARTICLE 8
                                     BOOKS, RECORDS, REPORTS, AND BANK ACCOUNTS

8.01     Maintenance of Books.................................................................................   21
8.02     Reports..............................................................................................   21
8.03     Bank Accounts........................................................................................   21
8.04     Tax Statements.......................................................................................   21

                                                      ARTICLE 9
                                                    DISPOSITIONS

9.01     Dispositions of Membership Interests.................................................................   21
9.02     Permitted Dispositions of Membership Interests and General Restrictions..............................   22
9.03     Preferential Purchase Right..........................................................................   24
9.04     Change of Member Control.............................................................................   25
9.05     Tag-Along and Drag-Along Rights......................................................................   28

                                                     ARTICLE 10
                                REPRESENTATIONS, WARRANTIES AND COVENANTS OF MEMBERS

10.01    Representations and Warranties.......................................................................   31
10.02    Subject Business Activities..........................................................................   31
10.03    Bankrupt Members.....................................................................................   31

                                                     ARTICLE 11
                                       DISSOLUTION, WINDING-UP AND TERMINATION

11.01    Dissolution..........................................................................................   32
11.02    Winding-Up and Termination...........................................................................   33
11.03    Deficit Capital Accounts.............................................................................   34

                                                     ARTICLE 12
                                                       MERGER

12.01    Authority............................................................................................   34
12.02    Procedure for Merger or Consolidation................................................................   34
12.03    Approval by Members of Merger or Consolidation.......................................................   35
12.04    Certificate of Merger or Consolidation...............................................................   35
12.05    Effect of Merger or Consolidation....................................................................   35

                                                     ARTICLE 13
                                                 GENERAL PROVISIONS

13.01    Notices..............................................................................................   36
13.02    Entire Agreement; Supersedure........................................................................   36
13.03    Effect of Waiver or Consent..........................................................................   37
13.04    Amendment or Restatement.............................................................................   37
13.05    Binding Effect.......................................................................................   37
13.06    Governing Law; Severability..........................................................................   37
13.07    Confidentiality......................................................................................   37
13.08    Further Assurances...................................................................................   39
13.09    Waiver of Certain Rights.............................................................................   39
13.10    Offset...............................................................................................   40
13.11    Counterparts.........................................................................................   40

                                    EXHIBITS

Exhibit A - Initial Sharing Ratios and Capital Accounts of Members

                           SECOND AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                           ENTERPRISE PRODUCTS GP, LLC
                      A Delaware Limited Liability Company

         THIS SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this "AGREEMENT") of ENTERPRISE PRODUCTS GP, LLC, a Delaware limited liability company (the "COMPANY"), dated and effective as of [_______________] (the "EFFECTIVE DATE"), is adopted, executed and agreed to, by and among EPC Partners II, Inc., a Delaware corporation ("ENTERPRISE PARENT 1"), Dan Duncan LLC, a Texas limited liability company ("ENTERPRISE PARENT 2") (Enterprise Parent 1 and Enterprise Parent 2, collectively, "ENTERPRISE PARENT") and GulfTerra GP Holding Company, a Delaware corporation ("EL PASO GP HOLDCO").

                                    RECITALS

         A. Enterprise Products Company ("ORIGINAL ENTERPRISE PARENT 1") and Enterprise Parent 2 formed the Company on April 9, 1998 with Original Enterprise Parent I as a 95% member and Enterprise Parent 2 as a 5% member. Original Enterprise Parent 1 assigned its 95% membership interest in the Company to Enterprise Parent 1 effective as of July 30, 1998. Shell US Gas & Power LLC (as successor to Tejas Energy, LLC) ("SHELL") acquired a 30% membership interest in the Company from Enterprise Parent 1 effective as of September 17, 1999, and Shell thereupon became a member of the Company. Enterprise Parent 1 reacquired such 30% membership interest from Shell effective as of September 12, 2003, and Shell thereupon ceased to be a member of the Company. El Paso GP Holdco acquired a 9.9% membership interest in the Company as of the Effective Date.

         B. The Limited Liability Company Agreement of Enterprise Products GP, LLC was executed effective April 9, 1998, was amended and restated pursuant to a First Amended and Restated Limited Liability Company Agreement dated as of September 17, 1999 and was amended pursuant to Amendment No. 1, dated as of September 19, 2002, to such First Amended and Restated Limited Liability Company Agreement (as so amended and as may be further amended from time to time prior to the Effective Date, the "EXISTING AGREEMENT").

         C. Enterprise Parent and El Paso GP Holdco, the only existing Members of the Company, deem it advisable to amend and restate the limited liability company agreement of the Company in its entirety as set forth herein.

                                   AGREEMENTS

         For and in consideration of the premises, the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and agreed by the parties, Enterprise Parent and El Paso GP Holdco hereby agree to amend and restate the Existing Agreement in its entirety as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         1.01 DEFINITIONS. Each capitalized term used herein shall have the meaning given such term in Attachment I.

         1.02 CONSTRUCTION. Unless the context requires otherwise: (a) the gender (or lack of gender) of all words used in this Agreement includes the masculine, feminine and neuter; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) references to Exhibits refer to the Exhibits attached to this Agreement, each of which is made a part hereof for all purposes; (d) references to Laws refer to such Laws as they may be amended from time to time, and references to particular provisions of a Law include any corresponding provisions of any succeeding Law; (e) references to money refer to legal currency of the United States of America; (f) "including" means "including without limitation" and is a term of illustration and not of limitation; (g) all definitions set forth herein shall be deemed applicable whether the words defined are used herein in the singular or the plural; and (h) neither this Agreement nor any other agreement, document or instrument referred to herein or executed and delivered in connection herewith shall be construed against any Person as the principal draftsperson hereof or thereof.

                                    ARTICLE 2
                                  ORGANIZATION

         2.01 FORMATION. The Company was organized as a Delaware limited liability company by the filing of a Certificate of Formation ("ORGANIZATIONAL CERTIFICATE") on April 9, 1998 with the Secretary of State of the State of Delaware under and pursuant to the Act.

         2.02 NAME. The name of the Company is "Enterprise Products GP, LLC" and all Company business must be conducted in that name or such other names that comply with Law as the Board of Directors may select.

         2.03 REGISTERED OFFICE; REGISTERED AGENT; PRINCIPAL OFFICE; OTHER OFFICES. The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the office of the initial registered agent for service of process named in the Organizational Certificate or such other office (which need not be a place of business of the Company) as the Board of Directors may designate in the manner provided by Law. The registered agent for service of process of the Company in the State of Delaware shall be the initial registered agent for service of process named in the Organizational Certificate or such other Person or Persons as the Board of Directors may designate in the manner provided by Law. The principal office of the Company in the United States shall be at such a place as the Board of Directors may from time to time designate, which need not be in the State of Delaware, and the Company shall maintain records there and shall keep the street address of such principal office at the registered office of the Company in the State of Delaware. The Company may have such other offices as the Board of Directors may designate.

         2.04 PURPOSE. The purposes of the Company are the transaction of any or all lawful business for which limited liability companies may be organized under the Act; provided, however, that for so long as it is the general partner of the MLP, the Company's sole business will be (a) to act as the general partner or managing member of the MLP and any other partnership or limited liability company of which the MLP is, directly or indirectly, a partner or managing member and to undertake activities that are ancillary or related thereto and (b) to acquire, own or Dispose of debt or equity securities in the MLP.

         2.05 TERM. The period of existence of the Company commenced on April 9, 1998 and shall end at such time as a Certificate of Cancellation is filed in accordance with Section 11.02(c).

         2.06 NO STATE-LAW PARTNERSHIP; WITHDRAWAL. The Members intend that the Company shall be a limited liability company formed under the Laws of the State of Delaware and shall not be a partnership (including a limited partnership) or joint venture, and that no Member be a partner or joint venturer of any other Member, for any purposes other than federal and state tax purposes, and this Agreement may not be construed to suggest otherwise. A Member does not have the right to Withdraw from the Company; provided, however, that a Member shall have the power to Withdraw at any time in violation of this Agreement. If a Member exercises such power in violation of this Agreement, (a) such Withdrawing Member shall be liable to the Company and the other Members and their Affiliates for all monetary damages suffered by them as a result of such Withdrawal; (b) such other Members shall, in addition thereto, have the rights set forth in Article 11; and (c) such Withdrawing Member shall not have any rights under Section 18.604 of the Act. In no event shall the Company or any Member have the right, through specific performance or otherwise, to prevent a Member from Withdrawing in violation of this Agreement.

                                    ARTICLE 3
                           MATTERS RELATING TO MEMBERS

         3.01 MEMBERS. Enterprise Parent 1 and Enterprise Parent 2 have previously been admitted as Members of the Company, and El Paso GP Holdco is hereby admitted as a Member of the Company effective as of the Effective Date.

         3.02 CREATION OF ADDITIONAL MEMBERSHIP INTEREST. Subject to Member approval requirements of Section 6.01(b), the Company may issue additional Membership Interests in the Company pursuant to this Section 3.02. The terms of admission or issuance must specify the Sharing Ratios applicable to such Membership Interests, and may provide for the creation of different classes or groups of Members having different rights, powers, and duties. The creation of any new class or group of Members approved as required herein may be reflected in an amendment to this Agreement executed in accordance with Section 13.04 indicating the different rights, powers, and duties thereof. Any such admission is effective only after the new Member has executed and delivered to the Members an instrument containing the notice address of the new Member and the new Member's ratification of this Agreement and agreement to be bound by it. The provisions of this Section 3.02 shall not apply to a Disposition of a Membership Interest or Change of Member Control, such matters being governed by Article 9.

         3.03 LIABILITY TO THIRD PARTIES. No Member or beneficial owner of any Membership Interest shall be liable for the Liabilities of the Company.

                                    ARTICLE 4
                     CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS

         4.01     CAPITAL CONTRIBUTIONS.

                  (a) In exchange for its Membership Interest in the Company and payment by the Company to El Paso GP Holdco of cash consideration in the amount of $370 million, El Paso GP Holdco has contributed to the Company its Class B Membership Interest in GulfTerra Energy Company, L.L.C., a Delaware limited liability company, and Enterprise Parent 2 has made certain Capital Contributions. Enterprise Parent 1 is the assignee of its predecessor's Membership Interest. The parties hereto agree that, except as provided in
Section 4.01(c), in no event shall El Paso GP Holdco be required to make any Capital Contribution to the Company (i) in respect of the transactions to be effected by the MLP on the Effective Date, including any Capital Contributions that may be required pursuant to the MLP Agreement in respect of any of those transactions, or (ii) to fund any capital contribution required to be made by the Company pursuant to the MLP Agreement in respect of any issuances of Common Units to El Paso GP Holdco (or its Transferees admitted as Substituted Members pursuant to Section 9.02) upon exercise of its Exchange Right under the Exchange Agreement.

                  (b) The amount of money and the fair market value (as of the date of contribution) of any property (other than money) contributed to the Company by a Member in respect of the issuance of a Membership Interest to such Member shall constitute a "CAPITAL CONTRIBUTION," and the amount of such Capital Contribution shall be credited to such Member's Capital Account. Any reference in this Agreement to the Capital Contribution of a Member shall include a Capital Contribution of its predecessors in interest.

                  (c) Pursuant to Section 5.2(d) of the MLP Agreement, upon the issuance of any Class A Special Units (as defined in the MLP Agreement) and additional Limited Partner Interests (as defined in the MLP Agreement) by the MLP, the Company, as general partner of the MLP, is required to make an additional capital contribution to the MLP in an amount equal to 2/98 of the amount contributed to the MLP in exchange for the Limited Partner Interests. Concurrently with the capital contribution required to be made by the Company to the MLP pursuant to Section 5.2(d) of the MLP Agreement (the "GP CONTRIBUTION"), each of the Members shall contribute to the Company its pro rata share of the GP Contribution based on its respective Sharing Ratio. In the event any Member fails to contribute to the Company its pro rata share of the GP Contribution in accordance with this Section 4.01(c) (the "FAILING MEMBER"), the other Member(s) may elect to additionally contribute to the Company (the "CONTRIBUTING MEMBER") such Failing Member's pro rata share of the GP Contribution. If such contribution is made by a Contributing Member, as a penalty for Default, the Failing Member shall forfeit all future distributions of Available Cash from the Company pursuant to Section 5.01(a) and such Failing Member's distributions shall instead be distributed to the Contributing Member until such time as an amount equal to 300% of the amount so contributed by the Contributing Member on behalf of the Failing Member shall be distributed to the Contributing Member (the amount to be distributed in excess of the amount contributed by a Contributing Member is referred to as the "EXCESS AMOUNT").

         4.02 LOANS. If the Company does not have sufficient cash to pay its obligations, any Member that may agree to do so may, with the consent of the Audit and Conflicts Committee, advance all or part of the needed funds for such obligation to or on behalf of the Company. An advance described in this Section
4.02 constitutes a loan from the Member to the Company, may bear interest at a rate determined by the Board of Directors from the date of the advance until the date of repayment, and is not a Capital Contribution.

         4.03 RETURN OF CONTRIBUTIONS. A Member is not entitled to the return of any part of its Capital Contributions or to be paid interest in respect of either its Capital Account or its Capital Contributions. An unrepaid Capital Contribution is not a liability of the Company or of any Member. No Member will be required to contribute or to lend any cash or property to the Company to enable the Company to return any Member's Capital Contributions.

         4.04     CAPITAL ACCOUNTS.

                  (a) The Company shall maintain for each Member a separate Capital Account in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). Each Member's Capital Account shall be increased by (i) the amount of all Capital Contributions made by that Member to the Company and (ii) all items of Company income and gain (including, without limitation, income and gain exempt from tax) computed in accordance with Section 4.04(b) and allocated to that Member pursuant to Section 5.02, and decreased by (A) the amount of cash or Net Agreed Value of all actual and deemed distributions of cash or property to that Member pursuant to this Agreement and (B) all items of Company deduction and loss computed in accordance with Section 4.04(b) and allocated to that Member pursuant to Section 5.02. As of immediately after the Effective Date, each Member's Capital Account is as set forth on Exhibit A.

                  (b) For purposes of computing the amount of any item of income, gain, loss or deduction which is to be allocated pursuant to Article 5 and is to be reflected in the Members' Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including, without limitation, any method of depreciation, cost recovery or amortization used for that purpose), provided, that:

                           (i) Any income, gain or loss attributable to the taxable disposition of any Company property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Company's Carrying Value with respect to such property as of such date.

                           (ii)     In accordance with the requirements of
         Section 704(b) of the Code, any deductions for depreciation, cost recovery or amortization attributable to any Contributed Property shall be determined as if the adjusted basis of such property on the date it was acquired by the Company were equal to the Agreed Value of such property. Upon an adjustment to the Carrying Value of any Company property subject to depreciation, cost recovery or amortization, any further deductions for such depreciation, cost recovery or amortization attributable to such property shall be determined (A) as if the adjusted basis of such property were equal to the Carrying Value of such property immediately following such adjustment and (B) using a rate of depreciation, cost recovery or amortization derived from the same method and useful life (or, if applicable, the remaining useful life) as is applied for federal income tax purposes; provided, however, that, if the asset has a zero adjusted basis for federal income tax purposes, depreciation, cost recovery or amortization deductions shall be determined using any reasonable method that the Board of Directors may adopt.

                  (c) A Transferee of a Membership Interest shall succeed to a pro rata portion of the Capital Account of the transferor relating to the Membership Interest so transferred.

                  (d) (i) In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), on an issuance of additional Membership Interests for cash or Contributed Property, the Capital Account of all Members and the Carrying Value of each Company property immediately prior to such issuance shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Company property, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property immediately prior to such issuance and had been allocated to the Members at such time pursuant to Section 5.02 in the same manner as any item of gain or loss actually recognized during such period would have been allocated.

                           (ii)     In accordance with Treasury Regulation
         Section 1.704-1(b)(2)(iv)(f), immediately prior to any actual or deemed distribution to a Member of any Company property (other than a distribution of cash that is not in redemption or retirement of a Membership Interest), the Capital Accounts of all Members and the Carrying Value of all Company property shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Company property, as if such Unrealized Gain or Unrealized Loss had been recognized in a sale of such property immediately prior to such distribution for an amount equal to its fair market value, and had been allocated to the Members, at such time, pursuant to Section 5.02 in the same manner as any item of gain or loss actually recognized during such period would have been allocated.

                                    ARTICLE 5
                          DISTRIBUTIONS AND ALLOCATIONS

         5.01     DISTRIBUTIONS.

                  (a) Within 45 days following each Quarter (the "DISTRIBUTION DATE"), the Company shall distribute to each Member, in proportion to its respective Sharing Ratio, 100% of the Company's Available Cash on such Distribution Date. Each distribution in respect of a Membership Interest shall be paid only to the record holder thereof as of the Distribution Date, unless otherwise directed by the record holder.

                  (b) Any distributions, redemption payments and liquidation distributions (subject to Section 11.02) shall be paid simultaneously to the Members in accordance with their respective Sharing Ratios.

         5.02 ALLOCATIONS FOR CAPITAL ACCOUNT PURPOSES. For purposes of maintaining the Capital Accounts and in determining the rights of the Members among themselves, the Company's items of income, gain, loss and deduction (computed in accordance with Section 4.04(b)) shall be allocated among the Members in each taxable year (or portion thereof) as provided herein below.

                  (a) Except as otherwise required by Section 5.02(b), all items of income, gain, loss, deduction and credit of the Company shall be allocated among the Members in accordance with their Sharing Ratios.

                  (b) Special Allocations. The following special allocations shall be made for each taxable period:

                           (i) Company Minimum Gain Chargeback. If there is a net decrease in Company Minimum Gain during any taxable period, each Member shall be allocated items of income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(f)(6), 1.704-2(g)(2) and 1.704-2(j)(2)(i), or any successor provision. For purposes of this
         Section 5.02(b)(i), each Member's Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 5.02(b) with respect to such taxable period (other than an allocation pursuant to Sections 5.02(b)(v) and 5.02(b)(vi)). This Section 5.02(b)(i) is intended to comply with the Member Minimum Gain chargeback requirement in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

                           (ii) Chargeback of Member Nonrecourse Debt Minimum Gain. Except as provided in Treasury Regulation Section 1.704-2(i)(4), if there is a net decrease in Member Nonrecourse Debt Minimum Gain during any taxable period, any Member with a share of Member Nonrecourse Debt Minimum Gain at the beginning of such taxable period shall be allocated items of income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii), or any successor provisions. For purposes of this
         Section 5.02(b)(ii), each Member's Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 5.02(b), other than Section 5.02(b)(i) and other than an allocation pursuant to Sections 5.02(b)(v) and 5.02(b)(vi), with respect to such taxable period. This Section 5.02(b)(ii) is intended to comply with the chargeback of items of income and gain requirement in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

                           (iii) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Sections
         1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or
         1.704-1(b)(2)(ii)(d)(6), items of income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations promulgated under Section 704(b) of the Code, the deficit balance, if any, in its Adjusted Capital

         Account created by such adjustments, allocations or distributions as quickly as possible unless such deficit balance is otherwise eliminated pursuant to Section 5.02(b)(i) or (ii).

                           (iv) Gross Income Allocations. In the event any Member has a deficit balance in its Capital Account at the end of any taxable period in excess of the sum of (A) the amount such Member is required to restore pursuant to the provisions of this Agreement and
         (B) the amount such Member is deemed obligated to restore pursuant to Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5), such Member shall be specially allocated items of gross income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this Section 5.02(b)(iv) shall be made only if and to the extent that such Member would have a deficit balance in its Capital Account as adjusted after all other allocations provided for in this Section 5.02 have been tentatively made as if this Section 5.02(b)(iv) were not in this Agreement.

                           (v)      Nonrecourse Deductions. Nonrecourse
         Deductions for any taxable period shall be allocated to the Members in accordance with their respective Sharing Ratios. If the Board of Directors determines in its good faith discretion that the Company's Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Treasury Regulations promulgated under Section 704(b) of the Code, the Board of Directors is authorized, upon notice to the other Members, to revise the prescribed ratio to the numerically closest ratio that does satisfy such requirements.

                           (vi) Member Nonrecourse Deductions. Member Nonrecourse Deductions for any taxable period shall be allocated 100% to the Member that bears the Economic Risk of Loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704-2(i). If more than one Member bears the Economic Risk of Loss with respect to a Member Nonrecourse Debt, such Member Nonrecourse Deductions attributable thereto shall be allocated between or among such Members in accordance with the ratios in which they share such Economic Risk of Loss.

                           (vii) Nonrecourse Liabilities. For purposes of Treasury Regulation Section 1.752-3(a)(3), the Members agree that Nonrecourse Liabilities of the Company in excess of the sum of (A) the amount of Company Minimum Gain and (B) the total amount of Nonrecourse Built-in Gain shall be allocated among the Members in accordance with their respective Sharing Ratios.

         5.03     ALLOCATIONS FOR TAX PURPOSES.

                  (a) Except as otherwise provided herein, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Members in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Section 5.02.

                  (b) To eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, depreciation, amortization and cost recovery deductions shall be allocated for federal income tax purposes among the Members as follows:

                           (i) (A) In the case of a Contributed Property, such items attributable thereto shall be allocated among the Members in the manner provided under Section 704(c) of the Code that takes into account the variation between the Agreed Value of such property and its adjusted basis at the time of contribution; and (B) any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Members in the same manner as its correlative item of "book" gain or loss is allocated pursuant to
         Section 5.02.

                           (ii) (A) In the case of an Adjusted Property, such items shall (1) first, be allocated among the Members in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Section 4.04(d)(i) or 4.04(d)(ii), and (2) second, in the event such property was originally a Contributed Property, be allocated among the Members in a manner consistent with Section 5.03(b)(i)(A); and (B) any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Members in the same manner as its correlative item of "book" gain or loss is allocated pursuant to
         Section 5.02.

                           (iii) The Board of Directors shall apply the principles of Treasury Regulation Section 1.704-3(d) to eliminate Book-Tax Disparities.

                                    ARTICLE 6
                                   MANAGEMENT

         6.01     MANAGEMENT..

                  (a) All management powers over the business and affairs of the Company shall be exclusively vested in a Board of Directors ("BOARD OF DIRECTORS" or "BOARD") and, subject to the direction of the Board of Directors, the Officers. The Officers and Directors shall each constitute a "manager" of the Company within the meaning of the Act. Except as otherwise specifically provided in this Agreement, no Member, by virtue of having the status of a Member, shall have or attempt to exercise or assert any management power over the business and affairs of the Company or shall have or attempt to exercise or assert actual or apparent authority to enter into contracts on behalf of, or to otherwise bind, the Company. Except as otherwise specifically provided in this Agreement, the authority and functions of the Board of Directors on the one hand and of the Officers on the other shall be identical to the authority and functions of the board of directors and officers, respectively, of a corporation organized under the Delaware General Corporation Law. Except as otherwise specifically provided in this Agreement, the business and affairs of the Company shall be managed under the direction of the Board of Directors, and the day-to-day activities of the Company shall be conducted on the Company's behalf by the Officers, who shall be agents of the Company. In addition to the powers that now or hereafter can be granted to managers under the Act and to all other powers granted under any other provision of this Agreement, except as otherwise provided in this Agreement (including Section

6.01(b)), the Board of Directors and the Officers shall have full power and authority to do all things on such terms as they may deem necessary or appropriate to conduct, or cause to be conducted, the business and affairs of the Company.

                  (b) Notwithstanding any other provision of this Agreement to the contrary, the Company, the Board of Directors and the Officers shall not undertake, either directly or indirectly, any of the actions described in this
Section 6.01(b) unless such action has been approved by El Paso GP Holdco or its Transferee admitted as a Substituted Member pursuant to Section 9.02, if any of the foregoing are Members:

                           (i)      any merger or consolidation of the Company;

                           (ii) any merger or consolidation involving the MLP in respect of which the MLP (or the holders of its Equity Interests immediately prior to the merger or consolidation) would not control at least 51% of the Voting Stock of the surviving entity in the transaction;

                           (iii) any Disposition, whether in one transaction or a series of transactions, of all or substantially all of the properties or assets of the Company or the Company and the MLP taken as a whole;

                           (iv) effect any amendment to the MLP Agreement that would reduce the Company's allocable share of distributions from the Partnership or that would otherwise materially adversely affect El Paso GP Holdco or its Transferees admitted as Substituted Members pursuant to Section 9.02;

                           (v) other than equity securities issued upon the exercise of convertible securities issued in accordance with this
         Section 6.01(b), effect any authorization, sale and/or issuance by the Company of any Membership Interests or other equity securities, whether in a private or public offering, including an initial public offering, or the grant, sale or issuance of other securities (including rights, warrants and options) convertible into, exchangeable for or exercisable for any Membership Interests, partnership interests, capital stock, or other equity securities, whether or not presently convertible, exchangeable or exercisable;

                           (vi)     effect any (A) incurrence of any
         indebtedness by the Company, (B) assumption, incurrence, or undertaking by the Company of, or the grant by the Company of any security for, any financial commitment of any type whatsoever, including any purchase, sale, lease, loan, contract, borrowing or expenditure, or (C) lending of money by the Company to, or the guarantee by the Company of the debts of, any other Person other than the Partnership or its Subsidiaries (collectively, "COMPANY OBLIGATIONS") other than Company Obligations incurred (x) pursuant to Section 4.02 and, (y) pursuant to joint and several liability for the MLP's Liabilities under Delaware Law; provided, however, that no consent of the Members shall be required for the Company to make a capital contribution to the MLP in connection with the issuance of additional Common Units or other securities by the MLP;

                           (vii) limit, restrict or terminate distributions of Available Cash by the Company to the Members, other than pursuant to
         Section 4.01(c), Section 5.01 or Section 13.10;

                           (viii) assign, transfer, sell or otherwise dispose of the Company's general partner interest in the MLP or any Incentive Distribution Rights owned by the Company;

                           (ix) own or lease any assets other than the Company's general partner interest in the MLP, the Incentive Distribution Rights, distributions received on such general partner interest and Incentive Distribution Rights and assets that are ancillary, related to or in furtherance of the purposes of the Company, unless the Company shall be reimbursed for the cost of such ownership or lease by the Partnership;

                           (x) make (on behalf of the Company or the MLP) a general assignment for the benefit of creditors;

                           (xi) file (on behalf of the Company or the MLP) a petition or answer seeking for the Company or the MLP a reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief;

                           (xii) file (on behalf of the Company or the MLP) a petition or answer seeking for the Company or the MLP a voluntary bankruptcy petition;

                           (xiii) file (on behalf of the Company or the MLP) an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Company or the MLP in (A) a proceeding of the type described in Section 6.01(b)(xi) or
         Section 6.01(b)(xii) above or (B) any federal or state bankruptcy or insolvency proceeding;

                           (xiv) seek, consent or acquiesce (on behalf of the Company or the MLP) to the appointment of a trustee, receiver or liquidator of the Company or the MLP for all or any substantial part of the Company or the MLP's properties;

                           (xv) effect any amendment or repeal of the Organizational Certificate other than to effect (A) any amendment to this Agreement made in accordance with Section 13.04, (B) non-substantive changes or (C) changes that do not adversely affect any Member; or

                           (xvi) effect any amendment to (A) Section 2.04 of this Agreement or (B) any other provision of this Agreement that would materially adversely affect the rights of El Paso GP Holdco or its Transferees admitted as Substituted Members pursuant to Section 9.02;

provided, however, that notwithstanding the foregoing provisions in this Section 6.01(b), the approval of El Paso GP Holdco or its Transferees admitted as Substituted Members pursuant to Section 9.02 shall not be required for the Company to take (1) any of the actions set forth in this

Section 6.01(b) in connection with the consummation of any Proposed Drag-Along Disposition pursuant to Section 9.05(b) or (2) any actions under the Exchange Agreement.

                  (c) If El Paso GP Holdco (or a Transferee admitted as a Substituted Member pursuant to Section 9.02) exercises its Exchange Right pursuant to Article II of the Exchange Agreement, then during the period between the date El Paso GP Holdco (or such Transferee) exercises its Exchange Right and the final consummation of the Exchange, the consent of El Paso GP Holdco (or such Transferee) shall not be required on any matters set forth in Section 6.01(b), except for those set forth in Sections 6.01(b)(iv), (vii), (x), (xi),
(xii), (xiii), (xiv), (xv) and (xvi).

                  (d) No Member in Default shall be entitled to consent on any of the matters set forth in Section 6.01(b).

         6.02     BOARD OF DIRECTORS.

                  (a) Generally. The Board of Directors shall consist of not less than five nor more than ten natural persons. The members of the Board of Directors shall be appointed by Enterprise Parent 2, a majority of whom must meet the independence, qualification and experience requirements of the New York Stock Exchange (each, an "INDEPENDENT DIRECTOR"), and at least three Independent Directors shall also meet the independence, qualification and experience requirements of Section 10A(m)(3) of the Securities Exchange Act of 1934 (or any successor Law), the rules and regulations of the SEC, other applicable Law and the charter of the Audit and Conflicts Committee (each, a "SPECIAL INDEPENDENT DIRECTOR"); provided, however, that if at any time (i) a majority of the members of the Board of Directors are not Independent Directors or (ii) at least three of the Independent Directors are not Special Independent Directors, the Board of Directors shall still have all powers and authority granted to it hereunder, but the Board of Directors and Enterprise Parent shall endeavor to elect additional Independent Directors or Special Independent Directors, as applicable, to come into compliance with this Section 6.02(a).

                  (b) Term; Resignation; Vacancies; Removal. Each Director shall hold office until his successor is appointed and qualified or until his earlier resignation or removal. Any Director may resign at any time upon written notice to the Board, the Chairman of the Board, to the Chief Executive Officer or to any other Officer. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. Unless otherwise provided in, vacancies and newly created directorships resulting from any increase in the authorized number of Directors or from any other cause shall be filled by Enterprise Parent 2. Any Director may be removed, with or without cause, by Enterprise Parent at any time, and the vacancy in the Board caused by any such removal shall be filled by Enterprise Parent 2.

                  (c) Voting; Quorum; Required Vote for Action. Unless otherwise required by the Act, other Law or the provisions hereof,

                           (i) each member of the Board of Directors shall have one vote;

                           (ii) except as provided in Section 6.02(c)(iii), the presence at a meeting of a majority of the members of the Board of Directors shall constitute a quorum at any such meeting for the transaction of business;

                           (iii) the act of a majority of the members of the Board of Directors present at a meeting duly called in accordance with
         Section 6.02(d) at which a quorum is present shall be deemed to constitute the act of the Board of Directors.

                  (d) Meetings. Regular meetings of the Board of Directors shall be held at such times and places as shall be designated from time to time by resolution of the Board of Directors. Special meetings of the Board of Directors or meetings of any committee thereof may be called by written request of any member of the Board of Directors or a committee thereof on at least 48 hours prior written notice to the other members of such Board or committee. Each Director shall be entitled to receive three Days advance written notice of any regular or special meeting of, or any proposal that action by written consent be taken by, the Board of Directors and, unless such notice is given or such advance notice requirement is waived by a majority of the Directors, no regular or special meeting of the Board of Directors shall have been duly called under, and no action by written consent may be taken pursuant to, this Section 6.02(d). Any such notice, or waiver thereof, shall state the purpose of such meeting. Attendance of a Director at a meeting (including pursuant to the last sentence of this Section 6.02(d)) shall constitute a waiver of notice of such meeting, except where such Director attends the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Subject to the third preceding sentence, any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, are signed by all members of the Board of Directors or committee. Members of the Board of Directors or any committee thereof may participate in and hold a meeting by means of conference telephone, video conference or similar communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in such meetings shall constitute presence in person at the meeting.

                  (e)      Committees.

                           (i) Subject to compliance with this Article 6, committees of the Board of Directors shall have and may exercise such of the powers and authority of the Board of Directors with respect to the management of the business and affairs of the Company as may be provided in a resolution of the Board of Directors. Any committee designated pursuant to this Section 6.02(e) shall choose its own chairman, shall keep regular minutes of its proceedings and report the same to the Board of Directors when requested, and, subject to Section 6.02(d), shall fix its own rules or procedures and shall meet at such times and at such place or places as may be provided by such rules or by resolution of such committee or resolution of the Board of Directors. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum and the affirmative vote of a majority of the members present shall be necessary for the adoption by it of any resolution. The Board of Directors may designate one or more Directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of such committee; provided, however, that any such designated alternate of the Audit and Conflicts Committee must meet the standards for a Special Independent Director. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member; provided, however, that any such replacement member of the Audit and Conflicts Committee must meet the standards for a Special Independent Director.

                           (ii)     In addition to any other committees
         established by the Board of Directors pursuant to Section 6.02(e)(i), the Board of Directors shall maintain an "AUDIT AND CONFLICTS COMMITTEE," which shall be composed of at least three Special Independent Directors. The Audit and Conflicts Committee shall be responsible for (A) approving or disapproving, as the case may be, any matters regarding the business and affairs of the Company, the MLP and the OLP required to be considered by, or submitted to, such Audit and Conflicts Committee pursuant to the terms of the MLP Agreement and the Amended and Restated Agreement of Limited Partnership of the OLP, (B) assisting the Board in monitoring (1) the integrity of the MLP's, the OLP's and the Company's financial statements, (2) the qualifications and independence of the MLP's, the OLP's and the Company's independent accountants, (3) the performance of the MLP's, the OLP's and the Company's internal audit function and independent accountants, and (4) the MLP's, the OLP's and the Company's compliance with legal and regulatory requirements, (C) preparing the report required by the rules of the SEC to be included in the MLP's and OLP's annual report on Form 10-K, (D) approving any material amendments to the Administrative Services Agreement dated as of January 1, 2004, between the Company, the MLP, the OLP and Enterprise Products Company and others, (E) approving or disapproving, as the case may be, the entering into of any transaction with a Member or any Affiliate of a Member, other than transactions in the ordinary course of business, and (F) performing such other functions as the Board may assign from time to time, or as may be specified in the charter of the Audit and Conflicts Committee.

         6.03     OFFICERS.

                  (a) Generally. The Board of Directors, as set forth below, shall appoint officers of the Company ("OFFICERS"), who shall (together with the Directors) constitute "managers" of the Company for the purposes of the Act. Unless provided otherwise by resolution of the Board of Directors, the Officers shall have the titles, power, authority and duties described below in this Section 6.03.

                  (b) Titles and Number. The Officers of the Company shall be the Chairman of the Board (unless the Board of Directors provides otherwise), the Vice Chairman and Chief Executive Officer, the President and Chief Operating Officer, any and all Vice Presidents, the Secretary, the Chief Financial Officer, any Treasurer and any and all Assistant Secretaries and Assistant Treasurers and the Chief Legal Officer. There shall be appointed from time to time such Vice Presidents, Secretaries, Assistant Secretaries, Treasurers and Assistant Treasurers as the Board of Directors may desire. Any person may hold two or more offices.

                  (c) Appointment and Term of Office. The Officers shall be appointed by the Board of Directors at such time and for such term as the Board of Directors shall determine. Any Officer may be removed, with or without cause, only by the Board of Directors. Vacancies in any office may be filled only by the Board of Directors.

                  (d) President and Chief Operating Officer. Subject to the limitations imposed by this Agreement, any employment agreement, any employee plan or any determination of the Board of Directors, the President, subject to the direction of the Board of Directors, shall be responsible for the management and direction of the day-to-day business and affairs of the Company, its other Officers, employees and agents, shall supervise generally the affairs of the Company and shall have full authority to execute all documents and take all actions that the Company may legally take. The President and Chief Operating Officer shall exercise such other powers and perform such other duties as may be assigned to him by this Agreement or the Board of Directors, including any duties and powers stated in any employment agreement approved by the Board of Directors.

                  (e) Vice Chairman and Chief Executive Officer. Subject to the limitations imposed by this Agreement, any employment agreement, any employee plan or any determination of the Board of Directors, the Vice Chairman and Chief Executive Officer, subject to the direction of the Board of Directors, shall be responsible for the management and direction of the day-to-day business and affairs of the Company, its other officers, employees and agents, shall supervise generally the affairs of the Company and shall have full authority to execute all documents and take all actions that the Company may legally take. The Vice Chairman and Chief Executive Officer shall exercise such other powers and perform such other duties as may be assigned to him by this Agreement or the Board of Directors, including any duties and powers stated in any employment agreement approved by the Board of Directors.

                  (f) Vice Presidents. In the absence of the President, each Vice President appointed by the Board of Directors shall have all of the powers and duties conferred upon the President, including the same power as the President to execute documents on behalf of the Company. Each such Vice President shall perform such other duties and may exercise such other powers as may from time to time be assigned to him by the Board of Directors or the President.

                  (g) Secretary and Assistant Secretaries. The Secretary shall record or cause to be recorded in books provided for that purpose the minutes of the meetings or actions of the Board of Directors, shall see that all notices are duly given in accordance with the provisions of this Agreement and as required by law, shall be custodian of all records (other than financial), shall see that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed, and, in general, shall perform all duties incident to the office of Secretary and such other duties as may, from time to time, be assigned to him by this Agreement, the Board of Directors or the President. The Assistant Secretaries shall exercise the powers of the Secretary during that Officer's absence or inability or refusal to act.

                  (h) Chief Financial Officer. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of account of the Company. He shall receive and deposit all moneys and other valuables belonging to the

Company in the name and to the credit of the Company and shall disburse the same and only in such manner as the Board of Directors or the appropriate Officer of the Company may from time to time determine, shall render to the Board of Directors and the President, whenever any of them request it, an account of all his transactions as Chief Financial Officer and of the financial condition of the Company, and shall perform such further duties as the Board of Directors or the President may require. The Chief Financial Officer shall have the same power as the President to execute documents on behalf of the Company.

                  (i) Treasurer and Assistant Treasurers. The Treasurer shall have such duties as may be specified by the Chief Financial Officer in the performance of his duties. The Assistant Treasurers shall exercise the power of the Treasurer during that Officer's absence or inability or refusal to act. Each of the Assistant Treasurers shall possess the same power as the Treasurer to sign all certificates, contracts, obligations and other instruments of the Company. If no Treasurer or Assistant Treasurer is appointed and serving or in the absence of the appointed Treasurer and Assistant Treasurer, the Senior Vice President, or such other Officer as the Board of Directors shall select, shall have the powers and duties conferred upon the Treasurer.

                  (j) Chief Legal Officer. The Chief Legal Officer, subject to the discretion of the Board of Directors, shall be responsible for the management and direction of the day-to-day legal affairs of the Company. The Chief Legal Officer shall perform such other duties and may exercise such other powers as may from time to time be assigned to him by the Board of Directors or the President.

                  (k) Powers of Attorney. The Company may grant powers of attorney or other authority as appropriate to establish and evidence the authority of the Officers and other persons.

                  (l) Delegation of Authority. Unless otherwise provided by resolution of the Board of Directors, no Officer shall have the power or authority to delegate to any person such Officer's rights and powers as an Officer to manage the business and affairs of the Company.

                  (m) Officers. The Board of Directors shall appoint Officers of the Company to serve from the date hereof until the death, resignation or removal by the Board of Directors with or without cause of such officer.

         6.04 DUTIES OF OFFICERS AND DIRECTORS. Except as otherwise specifically provided in this Agreement, the duties and obligations owed to the Company and to the Board of Directors by the Officers of the Company and by members of the Board of Directors of the Company shall be the same as the respective duties and obligations owed to a corporation organized under the Delaware General Corporation Law by its officers and directors, respectively.

         6.05 COMPENSATION. The members of the Board of Directors that are neither Officers nor employees of the Company shall be entitled to compensation as directors and committee members as approved by the Board and shall be reimbursed for out-of-pocket expenses incurred in connection with attending meetings of the Board of Directors or committees thereof.

         6.06     INDEMNIFICATION.

                  (a) To the fullest extent permitted by Law but subject to the limitations expressly provided in this Agreement, each person shall be indemnified and held harmless by the Company from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including reasonable legal fees and expenses), judgments, fines, penalties, interest, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any such person may be involved, or is threatened to be involved, as a party or otherwise, by reason of such person's status as (i) a present or former member of the Board of Directors or any committee thereof, (ii) a present or former Member, (iii) a present or former Officer, or (iv) a Person serving at the request of the Company in another entity in a similar capacity as that referred to in the immediately preceding clauses (i) or (iii), provided, that in each case the Person described in the immediately preceding clauses (i), (ii),
(iii) or (iv) ("INDEMNITEE") acted in good faith and in a manner which such Indemnitee believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe such Indemnitee's conduct was unlawful or in violation of the terms of this Agreement. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee acted in a manner contrary to that specified above. Any indemnification pursuant to this Section
6.06 shall be made only out of the assets of the Company.

                  (b) To the fullest extent permitted by law, expenses (including reasonable legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 6.06(a) in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 6.06.

                  (c) The indemnification provided by this Section 6.06 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, as a matter of law or otherwise, both as to actions in the Indemnitee's capacity as (i) a present or former member of the Board of Directors or any committee thereof, (ii) a present or former Member, (iii) a present or former Officer of the Company, or (iv) a Person serving at the request of the Company in another entity in a similar capacity as that referred to in the immediately preceding clauses (i) or (iii), and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

                  (d) The Company may purchase and maintain insurance, on behalf of the members of the Board of Directors, the Officers and such other persons as the Board of Directors shall determine, against any liability that may be asserted against or expense that may be incurred by such person in connection with the Company's activities, regardless of whether the Company would have the power to indemnify such person against such liability under the provisions of this Agreement.

                  (e) For purposes of this Section 6.06, the Company shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by the Indemnitee of such Indemnitee's duties to the Company also imposes duties on, or otherwise involves services by, the Indemnitee to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute "fines" within the meaning of Section 6.06(a); and action taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of such Indemnitee's duties for a purpose reasonably believed by such Indemnitee to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is in, or not opposed to, the best interests of the Company.

                  (f) An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.06 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

                  (g) The provisions of this Section 6.06 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

                  (h)      No amendment, modification or repeal of this Section
6.06 or any provision hereof shall in any manner terminate, reduce or impair either the right of any past, present or future Indemnitee to be indemnified by the Company or the obligation of the Company to indemnify any such Indemnitee under and in accordance with the provisions of this Section 6.06 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may be asserted.

                  (i) THE PROVISIONS OF THE INDEMNIFICATION PROVIDED IN THIS SECTION 6.06 ARE INTENDED BY THE PARTIES TO APPLY EVEN IF SUCH PROVISIONS HAVE THE EFFECT OF EXCULPATING THE INDEMNITEE FROM LEGAL RESPONSIBILITY FOR THE CONSEQUENCES OF SUCH PERSON'S NEGLIGENCE, FAULT OR OTHER CONDUCT.

         6.07     LIABILITY OF INDEMNITEES.

                  (a) Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Company, the Members or any other Person for losses sustained or liabilities incurred as a result of any act or omission constituting a breach of such Indemnitee's fiduciary duty if such Indemnitee acted in good faith.

                  (b) Subject to its obligations and duties as set forth in this Article 6, the Board of Directors and any committee thereof may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through the Company's Officers or agents, and neither the Board of Directors nor any committee thereof shall be responsible for any misconduct or negligence on the part of any such Officer or agent appointed by the Board of Directors or any committee thereof in good faith.

                  (c)      Any amendment, modification or repeal of this Section
6.07 or any provision hereof shall be prospective only and shall not in any way affect the limitations on liability under this Section 6.07 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may be asserted.

                                    ARTICLE 7
                                   TAX MATTERS

         7.01     TAX RETURNS.

                  (a) The Board of Directors shall cause to be prepared and timely filed (on behalf of the Company) all federal, state and local tax returns required to be filed by the Company, including making the elections described in
Section 7.02. Upon written request by the Company, each Member shall furnish to the Board of Directors all pertinent information in its possession relating to the Company's operations that is necessary to enable the Company's tax returns to be timely prepared and filed. The Company shall deliver a copy of each such tax return to the Members within ten Days following the date on which of any such tax return is filed, together with such additional information as may be required by the Members. The Company shall bear the costs of the preparation and filing of its returns.

                  (b) The Board of Directors shall cause to be prepared and timely filed (on behalf of the MLP) all federal, state and local tax returns required to be filed by the MLP. The Company shall deliver a copy of each such tax return to the Members within ten Days following the date on which any such tax return is filed, together with such additional information as may be required by the Members.

         7.02 TAX ELECTIONS. The Company shall make the following elections on the appropriate tax returns:

                  (a) to adopt as the Company's fiscal year the calendar year;

                  (b)      to adopt the accrual method of accounting;

                  (c) if a distribution of the Company's property as described in Code Section 734 occurs or if a transfer of Membership Interest as described in Code Section 743 occurs, on request by notice from any Member, to elect, pursuant to Code Section 754, to adjust the basis of the Company's properties;

                  (d) to elect to amortize the organizational expenses of the Company ratably over a period of 60 months as permitted by Section 709(b) of the Code; and

                  (e) any other election the Board of Directors may deem appropriate.

Neither the Company nor any Member shall make an election for the Company to be excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Code or any similar provisions of applicable state law and no provision of this Agreement (including Section 2.06) shall be construed to sanction or approve such an election. If an election is made under Code Section 754 as provided in clause (c) above, such election may not be revoked without the consent of all Members.

         7.03     TAX MATTERS MEMBER.

                  (a) Enterprise Parent 1 shall be the "tax matters member" of the Company pursuant to Section 6231(a)(7) of the Code (the "TAX MATTERS MEMBER"). The Tax Matters Member shall take such action as may be necessary to cause to the extent possible each other Member to become a "notice partner" within the meaning of Section 6223 of the Code and will inform each other Member of all significant matters that may come to its attention in its capacity as Tax Matters Member by giving notice thereof on or before the 30th Business Day after becoming aware thereof and, within that time, will forward to each other Member copies of all significant written communications it may receive in that capacity.

                  (b) The Tax Matters Member shall take no action (including settling or compromising any material state tax return on behalf of the Company or the MLP or settling or compromising any material claim with respect to taxes of the Company or the MLP) without the authorization of the Board of Directors, other than such action as may be required by Law. Any cost or expense incurred by the Tax Matters Member in connection with its duties, including the preparation for or pursuance of administrative or judicial proceedings, shall be paid by the Company.

                  (c) The Tax Matters Member shall not enter into any extension of the period of limitations for making assessments on behalf of the Members without first obtaining the consent of the Board of Directors. The Tax Matters Member shall not bind any Member to a settlement agreement without obtaining the consent of such Member. Any Member that enters into a settlement agreement with respect to any Company item (as described in Code Section 6231(a)(3)) shall notify the other Members of such settlement agreement and its terms within 90 Days from the date of the settlement.

                  (d)      No Member shall file a request pursuant to Code
Section 6227 for an administrative adjustment of Company items for any taxable year without first notifying the other Members. If the Board of Directors consents to the requested adjustment, the Tax Matters Member shall file the request for the administrative adjustment on behalf of the Members. If such consent is not obtained within 30 Days from such notice, or within the period required to timely file the request for administrative adjustment, if shorter, any Member, including the Tax Matters Member, may file a request for administrative adjustment on its own behalf. Any Member intending to file a petition under Code Sections 6226, 6228 or other Code Section with respect to any item involving the Company shall notify the other Members of such intention and the nature of the contemplated proceeding. In the case where the Tax Matters Member is the Member intending to file such petition on behalf of the Company, such notice shall be given within a reasonable period of time to allow the other Members to participate in the choosing of the forum in which such petition will be filed.

                  (e) If any Member intends to file a notice of inconsistent treatment under Code Section 6222(b), such Member shall give reasonable notice under the circumstances to the other Members of such intent and the manner in which the Member's intended treatment of an item is (or may be) inconsistent with the treatment of that item by the other Members.

                                    ARTICLE 8
                   BOOKS, RECORDS, REPORTS, AND BANK ACCOUNTS

         8.01     MAINTENANCE OF BOOKS.

                  (a) The Board of Directors shall keep or cause to be kept at the principal office of the Company or at such other location approved by the Board of Directors complete and accurate books and records of the Company, supporting documentation of the transactions with respect to the conduct of the Company's business and minutes of the proceedings of the Board of Directors and any other books and records that are required to be maintained by applicable Law.

                  (b) The books of account of the Company shall be maintained on the basis of a fiscal year that is the calendar year and on an accrual basis in accordance with generally accepted accounting principles, consistently applied.

         8.02 REPORTS. The Board of Directors shall cause to be prepared and delivered to each Member such reports, forecasts, studies, budgets and other information as the Members may reasonably request from time to time. Each of the Members agrees that, notwithstanding the foregoing or any other provision of this Agreement or the Act to the contrary, to the extent permitted under applicable Law, the Board of Directors and the Company shall have the right to withhold from any Member any competitively sensitive information, plans or reports regarding the business, operations or plans of the Company or the MLP, and each Member hereby waives any right to demand a disclosure of such information, plans or reports.

         8.03 BANK ACCOUNTS. Funds of the Company shall be deposited in such banks or other depositories as shall be designated from time to time by the Board of Directors. All withdrawals from any such depository shall be made only as authorized by the Board of Directors and shall be made only by check, wire transfer, debit memorandum or other written instruction.

         8.04 TAX STATEMENTS. The Company shall use reasonable efforts to furnish, within 90 Days of the close of each taxable year of the Company, estimated tax information reasonably required by the Members for federal and state income tax reporting purposes.

                                    ARTICLE 9
                                  DISPOSITIONS

         9.01 DISPOSITIONS OF MEMBERSHIP INTERESTS. Except to the extent expressly permitted by this Article 9, no Member may Dispose of all or any part of a Membership Interest. Unless otherwise provided herein, references in this
Section 9.01 to Dispositions of a "Membership Interest" shall also refer to Dispositions of a portion of a Membership Interest. Any attempted transfer, sale or other Disposition of all or any part of a Membership Interest, other than in strict accordance with this Article 9, shall be, and is hereby declared, null and void ab initio. The Members agree that a breach of the provisions of this
Article 9 may cause irreparable injury to the Company and to the other Members for which monetary damages (or other remedies at law) are inadequate in view of
(a) the complexities and uncertainties in measuring the actual damages that would be sustained by reason of the failure of a Member to comply with such provisions and (b) the uniqueness of the Company's business and the relationship among the Members. Accordingly, the Members agree that the provisions of this
Article 9 may be enforced by specific performance. If, subject to its compliance with Article 9, El Paso GP Holdco elects to Dispose of all (but not less than all) of its Membership Interests in the Company to any Transferee, such Transferee shall succeed to all of El Paso GP Holdco's rights and obligations under this Agreement, including (i) the Member approval rights pursuant to
Section 6.01(b), (ii) the drag-along and tag-along rights pursuant to Section
9.05 and (iii) its consent rights in respect of amendments of this Agreement pursuant to Section 13.04.

         9.02 PERMITTED DISPOSITIONS OF MEMBERSHIP INTERESTS AND GENERAL RESTRICTIONS.

                  (a) Permitted Dispositions. El Paso GP Holdco (and any Transferee thereof admitted as a Substituted Member pursuant to this Section 9.02) may Dispose of all (but not less than all) of its Membership Interest, and any other Member (and any Transferee thereof admitted as a Substituted Member pursuant to Section 9.02) may Dispose of all or any portion of its Membership Interest, to its Parent or any Subsidiary Affiliate of its Parent (such Transferee, a "PERMITTED TRANSFEREE"), and such Permitted Transferee will, subject to Section 9.02(b), be admitted as a Substituted Member and be bound by the terms and conditions of this Agreement. The restrictions in (i) this Section
9.02 shall not apply in the case of a merger or consolidation involving the entire Company, which requires approval pursuant to Section 6.01(b), (ii) Sections 9.03, 9.04 and 9.05 shall not apply to Dispositions to Permitted Transferees and (iii) Sections 9.03 and 9.04 (other than Section 9.04(c)) shall not apply to any Dispositions by Enterprise Parent or its Permitted Transferees admitted as Substituted Members pursuant to this Section 9.02.

                  (b) Admission of Transferee as a Member. Upon compliance with the provisions of this Section 9.02(b) and the other provisions of Article 9, a Transferee has the right to be admitted to the Company as a Member (in such capacity, a "SUBSTITUTED MEMBER"), with the Disposed Membership Interest so transferred to such Transferee.

                           (i) Any Disposition of a Membership Interest and any admission of a Transferee as a Member shall be subject to the following requirements, and such Disposition shall not be effective unless such requirements are complied with; provided, however, that the Board of Directors, in its sole and absolute discretion, may waive any of the following requirements:

                                    (A)      The following documents must be
                  delivered to the Board of Directors and must be reasonably satisfactory, in form and substance, to the Board of
                  Directors:

                                             (I)      A copy of the instrument
                           pursuant to which the Disposition is effected.

                                             (II)     An instrument, executed by
                           the Disposing Member and its Transferee, containing the following information and agreements, to the extent they are not contained in the instrument described in

                           Section 9.02(b)(i)(A)(I): (a) the notice address of the Transferee; (b) the Transferee's ratification of this Agreement and agreement to be bound by it and assumption of all of the transferor Member's liabilities under this Agreement; (c) representations and warranties by the Disposing Member and its Transferee that the Disposition is being made in accordance with all applicable Laws; and (d) representations and warranties of the Transferee similar to those contained in Section 10.01 hereof.

                                    (B)      The Disposition must be made
                  pursuant to a valid exemption from registration under those Laws and in accordance with those Laws.

                                    (C)      The Disposing Member and its
                  Transferee shall pay, or reimburse the Company for, all reasonable costs and expenses incurred by the Company in connection with the Disposition, on or before the tenth Business Day after the receipt by that Person of the Company's invoice for the amount due.

                           (ii) No Disposition of a Membership Interest shall effect a release of the Disposing Member from any liabilities to the Company or the other Members arising from events occurring prior to the Disposition.

                  (c) Clarification Regarding Transfer of Equity Interests in Members. The Disposition by the equity owner(s) of a Member of all or any portion of the equity interests in such Member shall not constitute a Disposition of a Membership Interest for purposes of this Agreement.

                  (d) Special Restrictions applicable to El Paso GP Holdco. El Paso GP Holdco (and any Transferee thereof admitted as a Substituted Member pursuant to this Section 9.02) may (i) only Dispose of its Membership Interest in its entirety and not in part (by operation of Law or otherwise), and the Transferee thereof must be and remain a single Person, (ii) not Dispose of its Membership Interest (other than to a Permitted Transferee or pursuant to Section 9.05) prior to the 180th day following the Effective Date unless Enterprise Parent has given its prior written consent to such Disposition, which consent may be granted or withheld in the sole discretion of Enterprise Parent and (iii) Dispose of its Membership Interest to a Competitor only if Enterprise Parent has given its prior written consent to such Disposition, which consent shall not be unreasonably withheld; provided, that from and after such Disposition to a Competitor (A) any rights granted to El Paso GP Holdco (or such Transferee) pursuant to Section 6.01(b) shall terminate in full, and any action set forth in
Section 6.01(b) shall thereafter only require the consent of Enterprise Parent,
(B) any rights granted to El Paso GP Holdco (or such Transferee) in Section 9.05(a) shall terminate in full and El Paso GP Holdco (or such Transferee) shall have no further rights thereunder, and (C) the right of the Company to compel El Paso GP Holdco to exchange its Membership Interest pursuant to Article II of the Exchange Agreement in accordance with Section 2.5(b) of the Exchange Agreement shall be accelerated and shall be exercisable at any time from and after Enterprise Parent's consent is given. The restriction set forth in Section 9.02(d)(ii) shall terminate and be of no further force and effect upon the occurrence of any of the events described in Section 2.5(c) of the Exchange Agreement.

                  (e) If any Exchange pursuant to the Exchange Agreement is treated as a redemption of the Membership Interest of El Paso GP Holdco (and any Transferee thereof admitted as a Substituted Member pursuant to this Section 9.02), upon such Exchange, the Sharing Ratio of El Paso GP Holdco (or such Transferee) shall be reduced, and the Sharing Ratios of Enterprise Parent (and any Transferee thereof admitted as a Substituted Member pursuant to this Section 9.02) shall be increased (proportionately among all such Members), by the amount of the Membership Interest so Exchanged.

         9.03     PREFERENTIAL PURCHASE RIGHT.

                  (a) Procedure. If at any time El Paso GP Holdco or any of its Transferees admitted as Substituted Members pursuant to Section 9.02 proposes to Dispose of its Membership Interest to anyone other than a Permitted Transferee, it shall promptly give notice thereof ("DISPOSITION NOTICE") to the other Members. Such Disposition Notice shall constitute an offer to sell such Membership Interest in accordance with this Section 9.03. The Disposition Notice shall include as an attachment the purchase and sale agreement entered into by the Disposing Member, which shall set forth all relevant information with respect to the bona fide third party offer received by the Member (which offer shall be a legal, valid and binding obligation of the potential Transferee) and the proposed Disposition, including the name and address of the prospective Transferee, the price to be paid for such Membership Interest, any other terms and conditions of the offer and proposed Disposition and, if any portion of the purchase price is to be paid in Non-Cash Consideration, the information required by Section 9.03(d). The non-Disposing Members shall have the preferential right ("PREFERENTIAL RIGHT") but not the obligation to acquire in proportion to their ownership of the Company, or as otherwise agreed among such non-Disposing Members, all, but not less than all, of the Membership Interest that is subject to Disposition for 103% of the purchase price proposed to be paid by the potential Transferee pursuant to the immediately preceding sentence (the "PREFERENTIAL PURCHASE PRICE") (which, in the case of Non-Cash Consideration, shall be deemed to be 103% of the fair market value of such Non-Cash Consideration as determined in accordance with Section 9.03(d)), and on the same terms and conditions (other than the purchase price, which shall instead be the Preferential Purchase Price), as are set forth in the Disposition Notice. Each non-Disposing Member shall have 15 Business Days following the receipt of the Disposition Notice in which to notify the Disposing Member and the Company whether it desires to exercise its Preferential Right, and if it fails to so exercise within such 15 Business Day period, such Member shall be deemed to have waived its Preferential Right (but not any future Preferential Right).

                  (b) Closing. If the Preferential Right is exercised in accordance with Section 9.03(a), the closing of the purchase of the Membership Interest shall occur at the principal place of business of the Company on the terms set forth in the Disposition Notice, unless the Disposing Member and the purchasing Member agree upon a different place or date. At the closing, the Disposing Member shall execute and deliver to the purchasing Member an assignment of the Membership Interest that is subject to Disposition, free and clear of Encumbrances other than those created pursuant to this Agreement or the purchasing Member and any other instruments reasonably requested by the purchasing Member to give effect to the purchase. The purchasing Member shall deliver to the Disposing Member in immediately available funds the purchase price provided for in Section 9.03(a). Upon the completion of the closing of the purchase, the

Membership Interests, Sharing Ratios and Capital Accounts of the Members shall be deemed adjusted to reflect the effect of the purchase.

                  (c) Waiver of Preferential Right. If the Non-Disposing Members waive or are deemed to have waived the Preferential Right, the Disposing Member shall have the right to Dispose of the Membership Interest described in the Disposition Notice to the proposed Transferee strictly in accordance with the Disposition Notice for a period of 15 Business Days after the expiration of the last applicable period referred to in such Section 9.03(a). If, however, the Disposing Member fails so to Dispose of its Membership Interest within such 15-Business Day period, the proposed Disposition shall again become subject to the Preferential Right in accordance with Section 9.03(a).

                  (d) Non-Cash Consideration. If any portion of the purchase price is to be paid in a form other than cash or cash equivalents (including real or personal property, promissory notes, securities, contractual benefits, assumption of liabilities or anything else of value) ("NON-CASH CONSIDERATION"), the Disposing Member shall state in its Disposition Notice its determination of the aggregate fair market value of such Non-Cash Consideration. If any non-Disposing Member disagrees with such determination, it shall notify the Disposing Member of such disagreement within ten Business Days of receiving the Disposition Notice. If a dispute as to the aggregate fair market value of the Non-Cash Consideration is not resolved within five Business Days after such notice, the Disposing Member or any non-Disposing Member may require an appraisal by delivering a written notice ("APPRAISAL NOTICE") requesting an independent appraisal. In such event, the value of the Non-Cash Consideration shall be determined by one investment banking firm of nationally-recognized standing, agreed upon by the Disposing Member and the non-Disposing Members objecting to the fair market value of the Non-Cash Consideration stated in the Disposition Notice, or, failing such agreement, appointed by the Presiding Judge of the United States District Court for the Southern District of Texas, Houston Division, pursuant to a petition to compel appraisal. The fair market value of the Non-Cash Consideration shall be the amount determined by the investment banking firm selected in accordance with the immediately preceding sentence. The Disposing Member, on the one hand, and the non-Disposing Members who have disagreed with the Disposing Member's determination of the aggregate fair market value of the Non-Cash Consideration, on the other hand, shall bear the expenses associated with any such appraisal equally.

         9.04     CHANGE OF MEMBER CONTROL.

                  (a) Procedure. In the event of a Change of Member Control, the Member with respect to which the Change of Member Control has occurred (the "CHANGING MEMBER") shall promptly (and in all events within five Business Days after the Change of Member Control) give notice thereof ("CONTROL NOTICE") to the Company and the other Members. If the Control Notice is not given by the Changing Member as provided above and any other Member becomes aware of such Change of Member Control, such other Member shall have the right to give the Control Notice to the Changing Member, the Company and the other Members.

                  (b) Buy-out Right. If a Control Notice is given in accordance with Section 9.04(a) that involves or relates to a Change of Member Control of El Paso GP Holdco (or any Transferee thereof admitted as a Substituted Member pursuant to Section 9.02), then the

Company, first, and the other Members, second, shall have the right ("BUY-OUT RIGHT") but not the obligation to acquire the Membership Interest of the Changing Member for the fair market value thereof. For purposes of this Section 9.04, fair market value means the cash value for which a third-party buyer and third-party seller under no compulsion would be willing to buy or sell the Membership Interest of the Changing Member. The Changing Member shall deliver its proposed fair market value ("FMV NOTICE") of its Membership Interest to the Company and the other Members within five Business Days after the delivery of the Control Notice. The Company and each Member shall have 15 Business Days after receipt of the FMV Notice to dispute the fair market value set forth therein by notice to the Changing Member. If the Company or any other Member disputes the fair market value set forth in the FMV Notice, then the parties shall attempt to resolve such dispute. If such dispute is not resolved within 15 Business Days after delivery of the dispute notice, then the fair market value of the Changing Member's Membership Interest shall be determined by one investment banking firm of nationally-recognized standing, agreed upon by the Company, the Changing Member and the other Members or failing such agreement, appointed by the Presiding Judge of the United States District Court for the Southern District of Texas, Houston Division, pursuant to a petition to compel appraisal. If such dispute is submitted to the investment banking firm selected in accordance with the immediately preceding sentence, the fair market value of the Changing Member's Membership Interest shall be the amount determined by such investment banking firm. The fair market value of the Changing Member's Membership Interest determined as set forth in this Section 9.04(a) shall be the "FAIR MARKET VALUE." The Changing Member shall pay the expenses associated with any such appraisal. The following procedures shall govern the exercise and closing of the Buy-out Right:

                           (i) Company Right. The Company shall have the right but not the obligation to acquire all, but not less than all, of the Changing Member's Membership Interest at the Fair Market Value. The Company shall have 15 Business Days following the determination of the Fair Market Value in which to notify the Members whether the Company desires to exercise its Buy-out Right. If the Company fails to exercise its Buy-out Right during such 15 Business Day period, then the Company's Buy-out Right shall be deemed to have been waived for the subject Change of Member Control, but not for any future Change of Member Control.

                           (ii) Non-Changing Members Right. If the Company fails to exercise its Buy-out Right within 15 Business Days following the determination of the Fair Market Value, each Member (excluding the Changing Member) shall have the right (but not the obligation) to acquire a portion of the applicable Membership Interest that is equal to a fraction, the numerator of which is the Sharing Ratio attributable to the Membership Interest held by such non-Changing Member as of the date of the Control Notice and the denominator of which is the aggregate Sharing Ratios for all Membership Interests held by the non-Changing Members as of the date of the Control Notice. Each Member (other than the Changing Member) shall have 15 Business Days following the determination of the Fair Market Value of such Membership Interest in which to notify the other Members (including the Changing Member) whether such Member desires to exercise its Buy-out Right. A notice in which a Member exercises such Buy-out Right is referred to herein as a "CHANGE EXERCISE NOTICE," and a Member that delivers a Change Exercise Notice is referred to herein as a "CHANGE PURCHASING MEMBER." A Member that fails to exercise its Buy-out Right during such 15 Business Day period shall be deemed to have waived such right for the subject Change of Member Control, but not any right for any future Change of Member Control. If the Change Purchasing Members constitute less than all of the Members (other than the Changing Member), and consequently, there is a portion of the Changing Member's Membership Interest for which such Buy-out Right has not been exercised ("CHANGE UNEXERCISED PORTION"), then each Change Purchasing Member shall have three Business Days following the end of such 15 Business Day period in which to notify the other Change Purchasing Members and the Changing Member whether it desires to acquire the portion of the Change Unexercised Portion that is equal to a fraction, the numerator of which is the Sharing Ratio attributable to the Membership Interest held by such Change Purchasing Member and the denominator of which is the aggregate Sharing Ratios for the Membership Interests held by all Change Purchasing Members. If, at the end of such three Business Day period, there remains a Change Unexercised Portion, then the Change Purchasing Members shall have an additional three Business Day period in which to negotiate among themselves for a mutually-agreeable method of sharing the acquisition of the remaining Change Unexercised Portion. If the Change Purchasing Members are able to reach such agreement during such three Business Day period or if there is no longer a Change Unexercised Portion, then the Buy-out Right shall be deemed exercised by the Change Purchasing Members, and the Changing Member and the Change Purchasing Members shall close the acquisition of the Membership Interest in accordance with Section 9.04(b)(iii). If, however, the Change Purchasing Members are unable to reach such agreement during such three Business Day period, then the Buy-out Right shall be deemed to have been waived by the Change Purchasing Members. A Member that fails to exercise a right during any applicable period set forth in this Section 9.04(b)(ii) shall be deemed to have waived such right for the subject Change of Member Control, but not any right for any future Change of Member Control.

                           (iii) Closing. If the Buy-out Right is exercised in accordance with Section 9.04(b)(i) or (ii), the closing of the purchase of the Membership Interest shall occur at the principal place of business of the Company on the 30th Day after the expiration of the last applicable period referred to in such Section 9.04(b)(i) or (ii) (or such longer period as may be necessary to comply with any waiting periods imposed by Governmental Authorities or to receive any approvals required by Law, such period not to exceed 180 days after the last applicable period referred to in Section 9.04(b)(i) or (ii), unless the Changing Member and the Company or the Change Purchasing Members, as applicable, agree upon a different place or date. At the closing, the Changing Member shall execute and deliver to the Company or the Change Purchasing Members, as applicable, an assignment of the Membership Interest that is subject to such Change of Member Control free and clear of Encumbrances, other than those created by this Agreement or by the Change Purchasing Members, and any other instruments reasonably requested by the Company or the Change Purchasing Members, as applicable, to give effect to the purchase. The Company or the Change Purchasing Members, as applicable, shall deliver to the Changing Member in immediately available funds the purchase price provided for in
         Section 9.04(b), and the Membership Interests, Sharing Ratios and Capital Accounts of the Members shall be deemed adjusted to reflect the effect of the purchase.

                  (c) Exchange Right. If a Control Notice is given in accordance with Section 9.04(a) that involves or relates to a Change of Member Control of Enterprise Parent (or Permitted Transferees thereof admitted as Substituted Members pursuant to Section 9.02) such that following such Change of Member Control, Enterprise Parent Controls 50% or less of the total Membership Interests outstanding after such Change of Member Control, El Paso GP Holdco (or a Transferee thereof admitted as a Substituted Member pursuant to Section 9.02) shall have the right to elect to exercise its Exchange Right under Article II of the Exchange Agreement to exchange all of its Membership Interest for Common Units (without regard to the Section 16 Cap), which Exchange Right shall be exercisable whether or not otherwise then exercisable under the terms and provisions of the Exchange Agreement.

         9.05     TAG-ALONG AND DRAG-ALONG RIGHTS.

                  (a) El Paso GP Holdco Tag-Along Rights. If either or both of Enterprise Parent 1 or Enterprise Parent 2 (or a Transferee thereof admitted as a Substituted Member pursuant to Section 9.02) (singly or collectively, the "TAG-INITIATING MEMBER") proposes to Dispose of any of their Membership Interests, other than to a Permitted Transferee pursuant to Section 9.02 or in a transaction subject to Section 9.05(b) (such proposed Disposal is referred to herein as a "PROPOSED TAG-ALONG DISPOSITION"), the Tag-Initiating Member shall offer (the "TAG-ALONG OFFER") to El Paso GP Holdco (or its Transferees admitted as Substituted Members pursuant to Section 9.02) (the "TAG-ALONG MEMBER") to include in the Proposed Tag-Along Disposition a pro rata portion of the Membership Interests owned by the Tag-Along Member (the "PRO RATA TAG-ALONG MEMBERSHIP INTEREST"). The mechanics for a Tag-Along Offer are as follows:

                           (i) The Tag-Along Offer shall be made in writing and shall specify the name of the proposed Transferee, the Membership Interest to be Disposed of by the Tag-Initiating Member to such proposed Transferee, the material terms of such Proposed Tag-Along Disposition, including the amount and type of consideration to be received therefor and the anticipated place and date on which the Proposed Tag-Along Disposition is to be consummated;

                           (ii) For the avoidance of doubt, the Pro Rata Tag-Along Membership Interest to be included in Proposed Tag-Along Transaction shall be calculated by multiplying the total Membership Interests held by the Tag-Along Member by a fraction, the numerator of which is the Membership Interest to be Disposed of by the Tag-Initiating Member and the denominator of which is the Tag-Initiating Member's total Membership Interest;

                           (iii) If the Tag-Along Member wishes to include its Pro Rata Tag Along Membership Interest in the Proposed Tag-Along Disposition in accordance with the terms of this Section 9.05(a) (the "TAG-ALONG ELECTING MEMBER"), such Tag-Along Electing Member shall so notify the Tag-Initiating Member not more than fifteen (15) days after its receipt of the Tag-Along Offer ("TAG-ALONG ACCEPTANCE NOTICE"). The Tag-Along Offer shall be conditioned upon the Tag-Initiating Member's Disposition of its Pro Rata Tag Along Membership Interest pursuant to the transaction(s) contemplated therein with the proposed Transferee named therein. If any Tag-Along Member timely

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

         accepts the Tag-Along Offer in accordance with this Section 9.05(a), then the Tag-Initiating Member shall permit the Tag-Along Electing Member to sell its Pro Rata Tag Along Membership Interest under this
         Section 9.05(a), and the Tag-Initiating Member and the Tag-Along Electing Member (collectively, the "SELLING MEMBERS") shall sell the Membership Interests specified in the Tag-Along Offer to the proposed Transferee in accordance with the terms set forth therein; provided, however, that the Tag-Initiating Member may elect in its sole discretion (and shall not otherwise be deemed to owe any duty or responsibility to the Tag-Along Electing Member to proceed) to terminate or otherwise not to sell its Membership Interest in the Proposed Tag-Along Disposition, in which case, the obligations under this Section 9.05(a) in respect of such Proposed Tag-Along Disposition shall cease;

                           (iv) If the proposed consideration to be paid to the Selling Members by the non-Affiliate purchaser in the Proposed Tag-Along Disposition does not consist entirely of cash and/or marketable securities, then a Tag-Along Electing Member may elect to receive, in lieu of such other consideration, cash equal to the fair market value of such consideration. If the Tag-Initiating Member and the Tag-Along Electing Member do not agree on the fair market value of such consideration within ten (10) days following the date of receipt of the Tag-Along Acceptance Notice by the Tag-Along Electing Member, the fair market value of such consideration shall be determined by one investment banking firm of nationally recognized standing, agreed upon by the Selling Members or, failing such agreement, appointed by the Presiding Judge of the United States District Court for the Southern District of Texas, Houston Division, pursuant to a petition to compel appraisal. The determination of fair market value of the consideration by the selected firm, however such firm was selected, shall be final, binding and conclusive on all parties. The aggregate fees and expenses of any such firms shall be borne one-half by the Tag-Initiating Member and one-half by the Tag-Along Electing Member. Such cash election shall be made in the Tag-Along Acceptance Notice provided by the Tag-Along Electing Member to the Tag-Initiating Member. Upon receipt of such an election, the Tag-Initiating Member shall be obligated to pay such consideration or to cause such consideration to be paid to the Tag-Along Electing Member in cash; and

                           (v) If for any reason an agreement for such Proposed Tag-Along Disposition is not executed by the Selling Members and the prospective Transferee within one-hundred eighty (180) days after the date of the Tag-Along Offer or, if so executed, the transaction with such prospective Transferee thereafter should fail to close, the Tag-Initiating Member must comply with the provisions set forth in this Section 9.05(a), to the extent applicable, prior to making any subsequent Disposition of its Membership Interest.

                  (b) Enterprise Parent Drag-Along Rights. If either or both of Enterprise Parent 1 or Enterprise Parent 2 (or a Transferee thereof admitted as a Substituted Member pursuant to Section 9.02) (singly or collectively, the "DRAG-INITIATING MEMBER") proposes to Dispose of any of its Membership Interest, other than to a Permitted Transferee pursuant to Section 9.02, such that, immediately following such Disposition, Enterprise Parent would retain 50% or less of the total Membership Interests outstanding immediately after such Disposition (a

"PROPOSED DRAG-ALONG DISPOSITION"), the Drag-Initiating Member shall give El Paso GP Holdco (or any Transferee thereof admitted as a Substituted Member pursuant to Section 9.02) (the "DRAG-ALONG MEMBER") written notice (the "DRAG-ALONG NOTICE") not less than thirty (30) days prior to the expected consummation of the Proposed Drag-Along Transaction. The Drag-Initiating Member shall have the right (the "DRAG-ALONG RIGHT"), but not the obligation, to require the Drag-Along Member to sell all, but not less than all, of its Membership Interest pursuant to this Section 9.05(b). The mechanics of the Proposed-Drag Along Disposition are as follows:

                           (i) The Drag-Along Notice shall indicate whether or not the Drag-Initiating Member is exercising its Drag-Along Right and shall specify the name of the proposed Transferee, the Membership Interest to be Disposed of by the Drag-Initiating Member to such proposed Transferee, the material terms of such Proposed Drag-Along Disposition, including the amount and type of consideration to be received therefor and the anticipated place and date on which the Proposed Drag-Along Disposition is to be consummated;

                           (ii) if the Drag-Along Notice indicates that the Drag-Initiating Member is exercising its Drag-Along Right, the Drag-Along Member will then have 10 days during which to deliver written notice to the Drag-Initiating Member indicating whether the Drag-Along Member elects to (A) include all of its Membership Interest in the Proposed Drag-Along Disposition for the same consideration, on a pro rata basis, as is to be received by the Drag-Initiating Member for the Disposition of its Membership Interest or (B) exercise its Exchange Right under Article II of the Exchange Agreement to exchange all of its Membership Interest for Common Units (without regard to the Section 16
         Cap);

                           (iii) if the Drag-Along Notice indicates that the Drag-Initiating Member is not exercising its Drag-Along Right, the Drag-Along Member will then have the right, exercisable by written notice to the Drag-Initiating Member on or before the 10th day after delivery of the Drag-Along Notice, to exercise its Exchange Right under
         Article II of the Exchange Agreement to exchange all of its Membership Interest for Common Units (without regard to the Section 16 Cap);

                           (iv) if the Drag-Along Member exercises its Exchange Right under Section 9.05(b)(ii)(B) or 9.05(b)(iii), such Exchange shall be consummated and Exchange Units shall be issued to the Drag-Along Member (A) pursuant to the terms of the Exchange Agreement and (B) at the Drag-Initiating Member's option, prior to or concurrently with the closing of the Proposed Drag-Along Transaction.

                  (c) Representations and Warranties; Additional Actions. If El Paso GP Holdco (or its Transferee admitted as a Substituted Member pursuant to Section 9.02) shall Dispose of its Membership Interest under Section 9.05(a) or (b), it shall represent and warrant to the Transferee (i) as to its ownership of such Membership Interests to be Disposed of, (ii) that such Membership Interests are to be Disposed of free and clear of any Encumbrance and
(iii) as to its power and authority to effect such Disposition. If either the Tag-Along Electing Member or Drag-Initiating Member elects to exercise its rights under Section 9.05(a) or (b), respectively, the Tag-Along Electing Member or Drag-Along Member, as applicable, shall take such actions as may be reasonably required, and otherwise cooperate in good faith, in connection with consummating the Proposed Tag-Along Disposition or Proposed Drag-Along Disposition.

                  (d) Type of Consideration. The provisions of Section 9.05(a) or (b) shall apply regardless of the type of consideration to be received in the Proposed Tag-Along Disposition or Proposed Drag-Along Disposition.

                  (e) Disposition of Membership Interests. If, after compliance with the provisions of this Section 9.05, any Membership Interests are Disposed of by a Member to any Person not a party to this Agreement, such Disposition shall be consummated pursuant to and in compliance with Section 9.02(b). Following such Disposition, the terms "Member" and "Members" shall be deemed to mean and include such permitted Transferee for all purposes of this Agreement.

                                   ARTICLE 10
              REPRESENTATIONS, WARRANTIES AND COVENANTS OF MEMBERS

         10.01 REPRESENTATIONS AND WARRANTIES. Each Member represents and warrants as of the date hereof that (a) such Member is duly organized or formed, validly existing, and in good standing under the Law of the state of such Member's incorporation, organization or formation and is duly qualified and in good standing under the Law of any states that require such Member to be so qualified and in good standing in order for the Company to be qualified to do business therein, (b) such Member has full corporate, limited liability company, partnership, trust or other applicable power and authority to execute, agree to and perform such Member's obligations under this Agreement, (c) all necessary actions by the board of directors, shareholders, managers, members, partners, trustees, beneficiaries, or other Persons necessary for the due authorization, execution, delivery, and performance of this Agreement by such Member have been duly taken, (d) such Member has duly executed and delivered this Agreement, and this Agreement is enforceable against such Member in accordance with its terms, subject to Bankruptcy, moratorium, insolvency and principles of equity, and (e) such Member's authorization, execution, delivery and performance of this Agreement does not conflict with any other material agreement or arrangement to which such Member is a party or by which such Member is bound.

         10.02 SUBJECT BUSINESS ACTIVITIES. Nothing in this Agreement, nor any fiduciary duties, shall prevent Affiliates of the Members from pursuing or engaging in business opportunities, transactions, ventures or other arrangements of any nature or description, without the consent of the other Members of the Company, in which the Company or the MLP or their Controlled Affiliates are engaged or participating, even if the Member Affiliate's pursuit of or engagement in such activity places it in direct competition with the Company, the MLP or their Controlled Affiliates within a relevant market or geographic location; and no Member, nor any Affiliate of a Member, shall have any obligation to present any business opportunity to the Company or the other Members before pursuing or engaging in such opportunity.

         10.03 BANKRUPT MEMBERS. If any Member becomes Bankrupt (a "BANKRUPT MEMBER"), the Company, by approval of Members holding a majority of the outstanding Membership Interests (excluding any Bankrupt Member) or, if the Company does not exercise the relevant option, the non-Bankrupt Members which desire to participate, will have the option, exercisable by notice from the Company or the Members, as the case may be, to the Bankrupt Member (or its representative) at any time prior to the 180th day after receipt of notice of the occurrence of the event causing it to become a Bankrupt Member, to buy, and, on the exercise of this option, the Bankrupt Member or its representative will sell, its Membership Interest. The purchase price will be an amount equal to the fair market value thereof determined by agreement by the Bankrupt Member (or its representative) and the potential purchaser; however, if those Persons do not agree on the fair market value on or before the 90th day following the date of receipt by such potential purchaser of notice of the occurrence of the event causing the Member to become a Bankrupt Member, either such Person, by written notice to the other, may require the determination of fair market value to be made by an independent appraiser specified in such notice. If the Person receiving that notice objects on or before the tenth day following receipt to the independent appraiser designated in that notice, and those Persons otherwise fail to agree on an independent appraiser, either such Person may petition the United States District Judge for the Southern District of Texas then senior in active service to designate an independent appraiser, whose determination of the independent appraiser, however designated, is final and binding on all parties. The Bankrupt Member and the potential purchaser each will pay one-half of the costs of the appraisal and court costs in appointing an appraiser (if any). If the potential purchaser then elects, within ten Days after the fair market value has been decided by agreement or by an independent appraiser, to exercise the purchase option, the purchasing Person will pay the fair market value as so determined in cash on closing. The payment to be made to the Bankrupt Member or its representative pursuant to this Section 10.03 is in complete liquidation and satisfaction of all the rights and interest of the Bankrupt Member and its representative (and of all Persons claiming by, through, or under the Bankrupt Member and its representative) in and in respect of the Company, including, without limitation, any Membership Interest, any rights in specific Company property, and any rights against the Company or its Subsidiaries and its Officers, agents, and representatives and (insofar as the affairs of the Company are concerned) against the Members.

                                   ARTICLE 11
                     DISSOLUTION, WINDING-UP AND TERMINATION

         11.01    DISSOLUTION.

                  (a) Subject to Section 11.01(b), the Company shall dissolve and its affairs shall be wound up on the first to occur of the following events (each a "DISSOLUTION EVENT"):

                           (i)      the unanimous consent of the Board of
         Directors;

                           (ii) the dissolution, Withdrawal or Bankruptcy of a Member; or

                           (iii)    the entry of a decree of judicial
         dissolution of the Company under Section 18-802 of the Act.

                  (b) If a Dissolution Event described in Section 11.01(a)(ii) shall occur and there shall be at least one other Member not subject to a Dissolution Event, the Company shall not be dissolved, and the business of the Company shall be continued, if such Member elects to do so within 90 Days following the occurrence of such Dissolution Event (such election is referred to herein as a "CONTINUATION ELECTION").

         11.02    WINDING-UP AND TERMINATION.

                  (a) On the occurrence of a Dissolution Event not subject to a Continuation Election, the Board of Directors shall select one or more Persons to act as liquidator. The liquidator shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act. The costs of winding up shall be borne as a Company expense. Until final distribution, the liquidator shall continue to operate the Company properties with all of the power and authority of the Board of Directors. The steps to be accomplished by the liquidator are as follows:

                           (i) as promptly as possible after dissolution and again after final winding up, the liquidator shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company's assets, liabilities, and operations through the last calendar day of the month in which the dissolution occurs or the final winding up is completed, as applicable;

                           (ii) the liquidator shall discharge from Company funds all of the debts, liabilities and obligations of the Company or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the liquidator may reasonably determine); and

                           (iii) all remaining assets of the Company shall be distributed to the Members as follows:

                                    (A)      the liquidator may sell any or all
                  Company property, including to Members, and any resulting gain or loss from each sale shall be computed and allocated to the Capital Accounts of the Member in accordance with the provisions of Articles 4 and 5;

                                    (B)      with respect to all Company
                  property that has not been sold, the fair market value of that property shall be determined and the Capital Accounts of the Members shall be adjusted to reflect the manner in which the unrealized income, gain, loss, and deduction inherent in property that has not been reflected in the Capital Accounts previously would be allocated among the Members if there were a taxable Disposition of that property for the fair market value of that property on the date of distribution; and

                                    (C)      after adjusting the Capital
                  Accounts for all distributions made under Section 5.01 and all allocations under Article 5, Company property (including cash) shall be distributed to all of the Members in amounts equal to the Members' positive Capital Account balances; and those distributions shall be made by the end of the taxable year of the Company during which the liquidation of the Company occurs (or, if later, 90 Days after the date of the liquidation).

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

                  (b) The distribution of cash or property to a Member in accordance with the provisions of this Section 11.02 constitutes a complete return to the Member of its Capital Contributions and a complete distribution to the Member of its share of all the Company's property and constitutes a compromise to which all Members have consented within the meaning of Section 18-502(b) of the Act. No Member shall be required to make any Capital Contribution to the Company to enable the Company to make the distributions described in this Section 11.02.

                  (c) On completion of such final distribution, the liquidator shall file a Certificate of Cancellation with the Secretary of State of the State of Delaware and take such other actions as may be necessary to terminate the existence of the Company.

         11.03 DEFICIT CAPITAL ACCOUNTS. No Member will be required to pay to the Company, to any other Member or to any third party any deficit balance that may exist from time to time in the Member's Capital Account.

                                   ARTICLE 12
                                     MERGER

         12.01 AUTHORITY. Subject to Section 6.01(b), the Company may merge or consolidate with one or more limited liability companies, corporations, business trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including a general partnership or limited partnership, formed under the laws of the State of Delaware or any other jurisdiction, pursuant to a written agreement of merger or consolidation ("MERGER AGREEMENT") in accordance with this Article 12.

         12.02 PROCEDURE FOR MERGER OR CONSOLIDATION. The merger or consolidation of the Company pursuant to this Article 12 requires the prior approval of a majority the Board of Directors and compliance with the Member approval requirements of Sections 6.01(b) and 12.03. Upon such approval, the Merger Agreement shall set forth:

                  (a) The names and jurisdictions of formation or organization of each of the business entities proposing to merge or consolidate;

                  (b) The name and jurisdiction of formation or organization of the business entity that is to survive the proposed merger or consolidation ("SURVIVING BUSINESS ENTITY");

                  (c) The terms and conditions of the proposed merger or consolidation;

                  (d) The manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or general or limited partnership or limited liability company interests, rights, securities or obligations of the Surviving Business Entity; and (i) if any general or limited partnership or limited liability company interests, rights, securities or obligations of any constituent business entity are not to be exchanged or converted solely for, or into, cash, property or general or limited partnership or limited liability company interests, rights, securities or obligations of the Surviving Business Entity, the cash, property or general or limited partnership or limited liability company interests, rights, securities or obligations of any general or limited partnership, limited liability company, corporation, trust or other entity (other than the Surviving Business Entity) which the holders of such interests, rights, securities or obligations of the constituent business entity are to receive in exchange for, or upon conversion of, their interests, rights, securities or obligations and (ii) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property or general or limited partnership or limited liability company interests, rights, securities or obligations of the Surviving Business Entity or any general or limited partnership, limited liability company, corporation, trust or other entity (other than the Surviving Business Entity), or evidences thereof, are to be delivered;

                  (e) A statement of any changes in the constituent documents or the adoption of new constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership or limited liability company or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;

                  (f) The effective time of the merger or consolidation, which may be the date of the filing of the certificate of merger pursuant to
Section 12.04 or a later date specified in or determinable in accordance with the Merger Agreement (provided, that if the effective time of the merger or consolidation is to be later than the date of the filing of the certificate of merger or consolidation, the effective time shall be fixed no later than the time of the filing of the certificate of merger or consolidation and stated therein); and

                  (g) Such other provisions with respect to the proposed merger or consolidation as are deemed necessary or appropriate by the Board of Directors.

         12.03    APPROVAL BY MEMBERS OF MERGER OR CONSOLIDATION.

                  (a) The Board of Directors, upon its approval of the Merger Agreement, shall direct that the Merger Agreement be submitted to a vote of the Members in accordance with the requirements of Section 6.01(b), whether at a meeting or by written consent. A copy or a summary of the Merger Agreement shall be included in or enclosed with the notice of a meeting or the written consent.

                  (b) After approval by vote or consent of the Members, and at any time prior to the filing of the certificate of merger or consolidation pursuant to Section 12.04, the merger or consolidation may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement.

         12.04 CERTIFICATE OF MERGER OR CONSOLIDATION. Upon the required approval by the Board of Directors and the Members of a Merger Agreement, a certificate of merger or consolidation shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Act.

         12.05    EFFECT OF MERGER OR CONSOLIDATION.

                  (a) At the effective time of the certificate of merger or consolidation:

                           (i) all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities and all other things and causes of action belonging to each of those business entities shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity to the extent they were property of each constituent business entity;

                           (ii) the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;

                           (iii) all rights of creditors and all liens on or security interest in property of any of those constituent business entities shall be preserved unimpaired; and

                           (iv) all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity, and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

                  (b)      A merger or consolidation effected pursuant to this
Article 12 shall not (i) be deemed to result in a transfer or assignment of assets or liabilities from one entity to another having occurred or (ii) require the Company (if it is not the Surviving Business Entity) to wind up its affairs, pay its liabilities or distribute its assets as required under Article 11 of this Agreement or under the applicable provisions of the Act.

                                   ARTICLE 13
                               GENERAL PROVISIONS

         13.01 NOTICES. Except as expressly set forth to the contrary in this Agreement, all notices, requests or consents provided for or permitted to be given under this Agreement must be in writing and must be delivered to the recipient in person, by courier or mail or by facsimile or other electronic transmission and a notice, request or consent given under this Agreement is effective on receipt by the Person to receive it; provided, however, that a facsimile or other electronic transmission that is transmitted after the normal business hours of the recipient shall be deemed effective on the next Business Day. All notices, requests and consents to be sent to a Member must be sent to or made at the addresses given for that Member on Exhibit A or in the instrument specified in Section 9.02(b)(i)(A)(I) or (II), or such other address as that Member may specify by notice to the other Members. Any notice, request or consent to the Company must be given to all of the Members. Whenever any notice is required to be given by applicable Law, the Organizational Certificate or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Whenever any notice is required to be given by Law, the Organizational Certificate or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

         13.02 ENTIRE AGREEMENT; SUPERSEDURE. This Agreement constitutes the entire agreement of the Members and their respective Affiliates relating to the subject matter hereof and supersedes all prior contracts or agreements with respect to the Company, whether oral or written.

         13.03 EFFECT OF WAIVER OR CONSENT. Except as provided in this Agreement, a waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to the Company. Except as provided in this Agreement, failure on the part of a Person to complain of any act of any Person or to declare any Person in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute-of-limitations period has run.

         13.04 AMENDMENT OR RESTATEMENT. This Agreement may be amended or restated only by a written instrument executed by all Members; provided, however, that notwithstanding anything to the contrary contained in this Agreement, each Member agrees that the Board of Directors, without the approval of any Member, may amend any provision of the Organizational Certificate and this Agreement, and may authorize any Officer to execute, swear to, acknowledge, deliver, file and record any such amendment and whatever documents may be required in connection therewith, to reflect (a) any changes resulting from the consummation of any Exchange pursuant to the Exchange Agreement, including any adjustments to the Sharing Ratios, or (b) any change that does not require consent or approval (or for which such consent or approval has been obtained) under this Agreement or does not materially adversely affect the rights of the Members; provided, further, that any amendment to Section 2.04 of this Agreement shall be deemed to materially affect the Members.

         13.05 BINDING EFFECT. This Agreement is binding on and shall inure to the benefit of the Members and their respective heirs, legal representatives, successors and assigns.

         13.06 GOVERNING LAW; SEVERABILITY. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION. In the event of a direct conflict between the provisions of this Agreement and (a) any provision of the Organizational Certificate, or (b) any mandatory, non-waivable provision of the Act, such provision of the Organizational Certificate or the Act shall control. If any provision of the Act provides that it may be varied or superseded in the limited liability company agreement (or otherwise by agreement of the members or managers of a limited liability company), such provision shall be deemed superseded and waived in its entirety if this Agreement contains a provision addressing the same issue or subject matter. If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable to any extent, (a) the remainder of this Agreement and the application of that provision to other Persons or circumstances is not affected thereby and that provision shall be enforced to the greatest extent permitted by Law, and (b) the Members or Directors (as the case may be) shall negotiate in good faith to replace that provision with a new provision that is valid and enforceable and that puts the Members in substantially the same economic, business and legal position as they would have been in if the original provision had been valid and enforceable.

         13.07    CONFIDENTIALITY.

                  (a) Except as permitted by Section 13.07(b), (i) each Member shall keep confidential all Confidential Information and shall not disclose any Confidential Information to any Person, including any of its Affiliates, (ii) each Member shall cause its and its Affiliates' directors, officers and employees to keep confidential all Confidential Information and to not disclose any Confidential Information to any Person, and (iii) each Member shall use the Confidential Information only in connection with the Company.

                  (b) Notwithstanding Section 13.07(a), but subject to the other provisions of this Section 13.07, a Member may make the following disclosures and uses of Confidential Information:

                           (i) disclosures to another Member in connection with the Company;

                           (ii) disclosures and uses that are approved by the Board of Directors;

                           (iii)    disclosures to an Affiliate of such Member
         (A) necessary for obtaining board approvals or as reasonably required for reporting purposes, and (B) on a "need to know" basis in furtherance of the business of the Company, if such Affiliate has agreed to abide by the terms of this Section 13.07;

                           (iv) disclosures to a Person that is not a Member or an Affiliate of a Member, if such Person has been retained by the Company or a Member to provide services in connection with the Company and has agreed to abide by the terms of this Section 13.07;

                           (v) disclosures to a bona fide potential direct or indirect purchaser of such Member's Membership Interest, if such potential purchaser has agreed to abide by the terms of this Section 13.07;

                           (vi)     disclosures to recognized financial
         institutions that are lenders or bona fide potential lenders to such Member, if such financial institution has agreed to abide by the terms of this Section 13.07;

                           (vii) disclosures that a Member is legally compelled to make by deposition, interrogatory, request for documents, subpoena, civil investigative demand, order of a court of competent jurisdiction, or similar process, or otherwise by Law or securities exchange requirements; provided, however, that prior to any such disclosure, such Member shall, to the extent legally permissible:

                                    (A)      provide the Board of Directors with
                  prompt notice of such requirements so that one or more of the Members may seek a protective order or other appropriate remedy or waive compliance with the terms of this Section 13.07(b)(vii);

                                    (B)      consult with the Board of Directors
                  on the advisability of taking steps to resist or narrow such disclosure; and

                                    (C)      cooperate with the Board of
                  Directors and with the other Members in any attempt one or more of them may make to obtain a protective order or other appropriate remedy or assurance that confidential treatment will be afforded the Confidential Information; and in the event such protective order or other remedy is not obtained, or the other Members waive compliance with the provisions hereof, such Member agrees (I) to furnish only that portion of the Confidential Information that, in the opinion of such Member's counsel, such Member is legally required to disclose, and (II) to exercise all reasonable efforts to obtain assurance that confidential treatment will be accorded such Confidential Information.

                  (c) Each Member shall take such precautionary measures as may be required to ensure (and such Member shall be responsible for) compliance with this Section 13.07 by any of its Affiliates, and its and their directors, officers, employees and agents, and other Persons to which it may disclose Confidential Information in accordance with this Section 13.07.

                  (d) Promptly after its withdrawal, a Withdrawing Member shall destroy (and provide a certificate of destruction to the Company with respect to), or return to the Company, all Confidential Information in its possession. Notwithstanding the immediately preceding sentence, but subject to the other provisions of this Section 13.07, a Withdrawing Member may retain for a stated period, but not disclose to any other Person, Confidential Information for the limited purposes of preparing such Member's tax returns and defending audits, investigations and proceedings relating thereto; provided, however, that the Withdrawing Member must notify the Board of Directors in advance of such retention and specify in such notice the stated period of such retention.

                  (e) The Members agree that no adequate remedy at law exists for a breach or threatened breach of any of the provisions of this
Section 13.07, the continuation of which unremedied will cause the Company and the other Members to suffer irreparable harm. Accordingly, the Members agree that the Company and the other Members shall be entitled, in addition to other remedies that may be available to them, to immediate injunctive relief from any breach of any of the provisions of this Section 13.07 and to specific performance of their rights hereunder, as well as to any other remedies available at law or in equity.

                  (f)      The obligations of the Members under this Section
13.07 (including the obligations of any Withdrawing Member) shall terminate on the second anniversary of the filing of a Certification of Cancellation pursuant to Section 11.02(c) of this Agreement following dissolution and winding up of the Company.

         13.08 FURTHER ASSURANCES. In connection with this Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

         13.09 WAIVER OF CERTAIN RIGHTS. To the extent permitted by the Act and other Law, each Member irrevocably waives any right it may have to maintain any action for dissolution of the Company or for partition of the property of the Company.

         13.10 OFFSET. Whenever the Company is to pay any sum to any Member, any amounts that a Member owes the Company may be deducted from that sum before payment.

         13.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, the Members have executed this Agreement as of the date first set forth above.

                                             MEMBERS:

                                             EPC PARTNERS II, INC.

                                             By: _______________________________
                                             Name: _____________________________
                                             Title: ____________________________

                                             DAN DUNCAN LLC

                                             By: _______________________________
                                             Name: _____________________________
                                             Title: ____________________________

                                             GULFTERRA GP HOLDING COMPANY

                                             By: _______________________________
                                             Name: _____________________________
                                             Title: ____________________________

                                  ATTACHMENT I

                                  DEFINED TERMS

                  ACT - the Delaware Limited Liability Company Act and any successor statute, as amended from time to time.

                  ADJUSTED CAPITAL ACCOUNT - the Capital Account maintained for each Member as of the end of each fiscal year of the Company, (a) increased by any amounts that such Member is obligated to restore under the standards set by Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (or is deemed obligated to restore under Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5)) and (b) decreased by (i) the amount of all losses and deductions that, as of the end of such fiscal year, are reasonably expected to be allocated to such Member in subsequent years under Sections 704(e)(2) and 706(d) of the Code and Treasury Regulation Section 1.751-1(b)(2)(ii), and (ii) the amount of all distributions that, as of the end of such fiscal year, are reasonably expected to be made to such Member in subsequent years in accordance with the terms of this Agreement or otherwise to the extent they exceed offsetting increases to such Member's Capital Account that are reasonably expected to occur during (or prior to) the year in which such distributions are reasonably expected to be made (other than increases as a result of a minimum gain chargeback pursuant to Section 5.02(b)(i) or (ii)). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

                  ADJUSTED PROPERTY - any property the Carrying Value of which has been adjusted pursuant to Section 4.04(d)(i) or 4.04(d)(ii).

                  AFFILIATE - with respect to any Person, each Person Controlling, Controlled by or under common Control with such first Person; provided, however, that for purposes of this Agreement, the Company shall be deemed not to be an Affiliate of any Member or its Affiliates.

                  AGREED VALUE - with respect to any Contributed Property, the fair market value of such property or other consideration at the time of contribution as determined by the Board of Directors using such reasonable method of valuation as it may adopt. The Board of Directors shall, in its discretion, use such method as it deems reasonable and appropriate to allocate the aggregate Agreed Value of Contributed Properties contributed to the Company in a single or integrated transaction among each separate property on a basis proportional to the fair market value of each Contributed Property.

                  AGREEMENT - this Second Amended and Restated Limited Liability Company Agreement of Enterprise Products GP, LLC, as the same may be amended, modified, supplemented or restated from time to time.

                  APPRAISAL NOTICE - Section 9.03(d).

                  AUDIT AND CONFLICTS COMMITTEE - Section 6.02(e)(ii).

                  AVAILABLE CASH - as of any Distribution Date, (A) all cash and cash equivalents of the Company on hand on such date, less (B) the amount of any cash reserves (including any reserves anticipated for any purchase by the Company of additional equity of the MLP pursuant to the Company's exercising its preemptive rights under the MLP Agreement) determined to be appropriate by the Board of Directors.

                  BANKRUPT MEMBER - Section 10.03.

                  BANKRUPTCY OR BANKRUPT - with respect to any Person, that (a) such Person (i) makes an assignment for the benefit of creditors; (ii) files a voluntary petition in bankruptcy; (iii) is insolvent, or has entered against such Person an order for relief in any bankruptcy or insolvency proceeding; (iv) files a petition or answer seeking for such Person any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any Law; (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in a proceeding of the type described in subclauses (i) through (iv) of this clause
(a); or (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of such Person or of all or any substantial part of such Person's properties; or (b) 120 Days have passed after the commencement of any proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any Law, if the proceeding has not been dismissed, or 90 Days have passed after the appointment without such Person's consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of such Person's properties, if the appointment is not vacated or stayed, or 90 Days have passed after the date of expiration of any such stay, if the appointment has not been vacated.

                  BOARD OF DIRECTORS OR BOARD - Section 6.01(a).

                  BOOK-TAX DISPARITY - with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date.

                  BUSINESS DAY - any Day other than a Saturday, a Sunday or a Day on which national banking associations in the State of Texas are authorized or required by Law to close.

                  BUY-OUT RIGHT - Section 9.04(a).

                  CAPITAL ACCOUNT - the account to be maintained by the Company for each Member in accordance with Section 4.04.

                  CAPITAL CONTRIBUTION - Section 4.01(b).

                  CARRYING VALUE - (a) with respect to a Contributed Property, the Agreed Value of such property reduced (but not below zero) by all depreciation, amortization and cost recovery deductions charged to the Members' and assignees' Capital Accounts in respect of such Contributed Property, and (b) with respect to any other Company property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Sections 4.04(d)(i) and 4.04(d)(ii) and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Company properties, as deemed appropriate by the Board of Directors.

                  CHANGE EXERCISE NOTICE - Section 9.04(b)(ii).

                  CHANGE OF MEMBER CONTROL - means, in the case of any Member, an event (such as a Disposal of voting securities) or series of related events that result in a Member ceasing to be Controlled by the Person that was such Member's Parent immediately prior to such event.

                  CHANGE PURCHASING MEMBER - Section 9.04(b)(ii).

                  CHANGE UNEXERCISED PORTION - Section 9.04(b)(ii).

                  CHANGING MEMBER - Section 9.04(a).

                  CODE - the Internal Revenue Code of 1986, as amended from time to time.

                  COMMITMENT - means (a) options, warrants, convertible securities, exchangeable securities, subscription rights, conversion rights, exchange rights, or other contracts, agreements or commitments that could require a Person to issue any of its Equity Interests or to sell any Equity Interests it owns in another Person; (b) any other securities convertible into, exchangeable or exercisable for, or representing the right to subscribe for any Equity Interest of a Person or owned by a Person; (c) statutory or contractual pre-emptive rights or pre-emptive rights granted under a Person's organizational or constitutive documents; and (d) stock appreciation rights, phantom stock, profit participation, or other similar rights with respect to a Person.

                  COMMON UNITS - as defined in the MLP Agreement.

                  COMPANY - initial paragraph.

                  COMPANY MINIMUM GAIN - that amount determined in accordance with the principles of Treasury Regulation Section 1.704-2(d).

                  COMPETITOR - any Person that, together with its Affiliates, derives aggregate revenues of at least $25 million from oil and natural gas production, extraction, processing, transportation, gathering, fractionation, storage or power generation, in each case, that is in competition with the MLP and such revenues constitute a substantial portion of its total revenues.

                  CONFIDENTIAL INFORMATION - information and data (including all copies thereof) regarding or produced by a Member, the Company, the MLP or their controlled Affiliates that is furnished or submitted by or on behalf of a Member or the Company, whether oral, written, or electronic, to the Company (including its directors, officers and employees) or another Member. Notwithstanding the foregoing, the term "Confidential Information" shall not include any information that: (a) is in the public domain at the time of its disclosure or thereafter, other than as a result of a disclosure directly or indirectly in contravention of this Agreement; (b) as to any Member or its Affiliates, was in the possession of such Member or its Affiliates prior to its disclosure; or (c) has been independently acquired or developed by a Member or its Affiliates without violating any of the obligations of such Member or its Affiliates under this Agreement.

                  CONTINUATION ELECTION - Section 11.01(b).

                  CONTRIBUTED PROPERTY - each property or other asset, in such form as may be permitted by the Act, but excluding cash, contributed to the Company. Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 4.04(d), such property shall no longer constitute a Contributed Property, but shall be deemed an Adjusted Property.

                  CONTRIBUTING MEMBER - Section 4.01(c).

                  CONTROL - shall mean the possession, directly or indirectly, of the power and authority to direct or cause the direction of the management and policies of a Person, whether through ownership or control of Voting Stock, by contract or otherwise.

                  CONTROL NOTICE - Section 9.04(a).

                  DAY - a calendar Day; provided, however, that, if any period of Days referred to in this Agreement shall end on a Day that is not a Business Day, then the expiration of such period shall be automatically extended until the end of the first succeeding Business Day.

                  DEFAULT - for any Member, (a) the failure to remedy, within five Business Days of such Member's receipt of written notice thereof from the Company or any other Member, any failure of such Member to make a Capital contribution required hereunder; (b) the occurrence of an event that causes such Member to become a Bankrupt Member; or (c) the failure to remedy, within 10 Business Days of such Member's receipt of written notice thereof from the Company or any other Member, the non-performance of or non-compliance with any other material obligation or undertaking of such Member contained in this Agreement.

                  DELAWARE GENERAL CORPORATION LAW - Title 8 of the Delaware Code, as amended from time to time.

                  DIRECTOR - each member of the Board of Directors elected as provided in Section 6.02.

                  DISPOSE, DISPOSING OR DISPOSITION - with respect to any asset (including a Membership Interest or any portion thereof), any sale, assignment, transfer, conveyance, gift, exchange or other disposition of such asset, whether such disposition be voluntary, involuntary or by operation of Law.

                  DISPOSITION NOTICE - Section 9.03(a).

                  DISSOLUTION EVENT - Section 11.01(a).

                  DISTRIBUTION DATE - Section 5.01(a).

                  DRAG-ALONG MEMBER - Section 9.05(b).

                  DRAG-ALONG NOTICE - Section 9.05(b).

                  DRAG-ALONG RIGHT - Section 9.05(b).

                  DRAG-INITIATING MEMBER - Section 9.05(b).

                  ECONOMIC RISK OF LOSS - has the meaning set forth in Treasury Regulation Section 1.752-2(a).

                  EFFECTIVE DATE - initial paragraph.

                  EL PASO GP HOLDCO - initial paragraph.

                  ENCUMBER, ENCUMBERING, or ENCUMBRANCE - the creation of a security interest, lien, pledge, mortgage or other encumbrance, whether such encumbrance be voluntary, involuntary or by operation of Law.

                  ENTERPRISE PARENT - initial paragraph.

                  ENTERPRISE PARENT 1 - initial paragraph.

                  ENTERPRISE PARENT 2 - initial paragraph.

                  EQUITY INTEREST - (a) with respect to a corporation, any and all shares of capital stock and any Commitments with respect thereto, (b) with respect to a partnership, limited liability company, trust or similar Person, any and all units, interests or other partnership, limited liability company, trust or similar interests, and any Commitments with respect thereto, and (c) any other direct or indirect equity ownership or participation in a Person (including any incentive distribution rights).

                  EXCESS AMOUNT - Section 4.01(c).

                  EXCHANGE - as defined in the Exchange Agreement.

                  EXCHANGE RIGHT - as defined in the Exchange Agreement.

                  EXCHANGE UNITS - as defined in the Exchange Agreement.

                  EXCHANGE AGREEMENT - Exchange Agreement, dated the date hereof, by and among El Paso GP Holdco, the MLP and the Company.

                  EXISTING AGREEMENT - Recitals.

                  FAILING MEMBER - Section 4.01(c).

                  FAIR MARKET VALUE - Section 9.04(a).

                  FMV NOTICE - Section 9.04(a).

                  GP CONTRIBUTION - Section 4.01(c).

                  INCENTIVE DISTRIBUTION RIGHTS - the right to receive Incentive Distributions (as defined in the MLP Agreement).

                  INDEMNITEE - Section 6.06(a).

                  INDEPENDENT DIRECTOR - Section 6.02(a).

                  LAW - any applicable constitutional provision, statute, act, code (including the Code), law, regulation, rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision, declaration or interpretative or advisory opinion or letter of a governmental authority.

                  LIABILITY - any liability or obligation, whether known or unknown, asserted or unasserted, absolute or contingent, matured or unmatured, conditional or unconditional, latent or patent, accrued or unaccrued, liquidated or unliquidated, or due or to become due.

                  MEMBER - any Person executing this Agreement as of the date of this Agreement as a member or hereafter admitted to the Company as a member as provided in this Agreement, but such term does not include any Person who has ceased to be a member in the Company.

                  MEMBER NONRECOURSE DEBT - has the meaning set forth in Treasury Regulation Section 1.704-2(b)(4).

                  MEMBER NONRECOURSE DEBT MINIMUM GAIN - has the meaning set forth in Treasury Regulation Section 1.704-2(i)(2).

                  MEMBER NONRECOURSE DEDUCTIONS - any and all items of loss, deduction or expenditure (including, without limitation, any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(i), are attributable to a Member Nonrecourse Debt.

                  MEMBERSHIP INTEREST - with respect to any Member, (a) that Member's status as a Member; (b) that Member's share of the income, gain, loss, deduction and credits of, and the right to receive distributions from, the Company; (c) all other rights, benefits and privileges enjoyed by that Member (under the Act, this Agreement, or otherwise) in its capacity as a Member; and
(d) all obligations, duties and liabilities imposed on that Member (under the Act, this Agreement or otherwise) in its capacity as a Member, including any obligations to make Capital Contributions.

                  MERGER AGREEMENT - Section 12.01.

                  MLP - Enterprise Products Partners L.P., a Delaware limited partnership.

                  MLP AGREEMENT - the Third Amended and Restated Agreement of Limited Partnership of Enterprise Products Partners L.P., dated as of May 15, 2002, as amended, supplemented, amended and restated, or otherwise modified from time to time.

                  NET AGREED VALUE - (a) in the case of any Contributed Property, the fair market value of such property reduced by any liability either assumed by the Company upon such contribution or to which such property is subject when contributed, as determined under Section 752 of the Code; provided, however, the fair market value of the property contributed to the Company by El Paso GP Holdco will be deemed to be the Agreed Value of such Contributed Property, and (b) in the case of any property distributed to a Member or Transferee by the Company, the Company's Carrying Value of such property at the time such property is distributed, reduced by any indebtedness either assumed by such Member or Transferee upon such distribution or to which such property is subject at the time of distribution as determined under Section 752 of the Code.

                  NON-CASH CONSIDERATION - Section 9.03(d).

                  NONRECOURSE BUILT-IN GAIN - with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or negative pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Members pursuant to Section 5.03(b) if such properties were disposed of in a taxable transaction in full satisfaction of such Nonrecourse Liabilities and for no other consideration.

                  NONRECOURSE DEDUCTIONS - any and all items of loss, deduction or expenditures (described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(b), are attributable to a Nonrecourse Liability.

                  NONRECOURSE LIABILITY - has the meaning set forth in Treasury Regulation Section 1.752-1(a)(2).

                  OFFICERS - any person elected as an officer of the Company as provided in Section 6.03(a), but such term does not include any person who has ceased to be an officer of the Company.

                  OLP - Enterprise Products Operating L.P., a Delaware limited partnership.

                  ORGANIZATIONAL CERTIFICATE - Section 2.01.

                  ORIGINAL ENTERPRISE PARENT 1 - Recitals.

                  OUTSTANDING - with respect to the Membership Interest, all Membership Interests that are issued by the Company and reflected as outstanding on the Company's books and records as of the date of determination.

                  PARENT - means the Person that Controls and owns a Required Economic Interest in a Member and that has no other Person that Controls and owns a Required Economic Interest in it; provided that (i) for so long as El Paso Corporation (or any successor by merger, consolidation or other business combination) Controls and owns a Required Economic Interest in a Member, it will be the Parent of such Member, and (ii) for so long as Enterprise Parent 1 and Enterprise Parent 2 (in each case, or any successor by merger, consolidation or other business combination) Control and own a Required Economic Interest in one or more Members, they will be the Parents of such Members.

                  PERMITTED TRANSFEREE - Section 9.02(a).

                  PERSON - a natural person, partnership (whether general or limited), limited liability company, governmental entity, trust, estate, association, corporation, venture, custodian, nominee or any other individual or entity in its own or any representative capacity.

                  PREFERENTIAL PURCHASE PRICE - Section 9.03(a).

                  PREFERENTIAL RIGHT - Section 9.03(a).

                  PROPOSED DRAG-ALONG DISPOSITION - Section 9.05(b).

                  PROPOSED TAG-ALONG DISPOSITION - Section 9.05(a).

                  PRO RATA TAG-ALONG MEMBERSHIP INTEREST - Section 9.05(a).

                  QUARTER - unless the context requires otherwise, a calendar quarter.

                  REQUIRED ECONOMIC INTEREST - the right, directly or indirectly, to more than (a) 4.95% of the distributions of the Company (including liquidating distributions), in the case of El Paso GP Holdco (or any Transferee thereof admitted as a Substituted Member pursuant to Section 9.02) or
(b) 45.05% of the distributions of the Company (including liquidating distributions), in the case of Enterprise Parent (or any Transferees thereof admitted as Substituted Members pursuant to Section 9.02); provided, however, that following any partial Exchange pursuant to the Exchange Agreement, the Required Economic Interest in the case of El Paso GP Holdco (or any Transferee thereof admitted as a Substituted Member pursuant to Section 9.02) shall mean the right, directly or indirectly, to more than 50% of the distributions of the Company (including liquidating distributions) to which El Paso GP Holdco (or any Transferee thereof admitted as a Substituted Member pursuant to Section 9.02) is entitled immediately following such partial Exchange.

                  RESIDUAL GAIN or RESIDUAL LOSS - any item of gain or loss, as the case may be, of the Company recognized for federal income tax purposes resulting from a sale, exchange or other disposition of a Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Section 5.03(b)(i)(A) or 5.03(b)(ii)(A), respectively, to eliminate Book-Tax Disparities.

                  SEC - the United States Securities and Exchange Commission.

                  SECTION 16 CAP - as defined in the Exchange Agreement.

                  SELLING MEMBERS - Section 9.05(a).

                  SHARING RATIO - subject in each case to adjustments in accordance with this Agreement or in connection with Dispositions of Membership Interests or any Exchange pursuant to the Exchange Agreement, (a) in the case of a Member executing this Agreement as of the date of this Agreement or a Person acquiring such Member's Membership Interest, the percentage specified for that Member as its Sharing Ratio on Exhibit A, and (b) in the case of

Membership Interest issued pursuant to Section 3.02, the Sharing Ratio established pursuant thereto; provided, however, that the total of all Sharing Ratios shall always equal 100%.

                  SHELL - Recitals.

                  SPECIAL INDEPENDENT DIRECTOR - Section 6.02(a).

                  SUBSIDIARY - with respect to any relevant Person, (a) a corporation of which more than 50% of the Voting Stock is owned, directly or indirectly, at the date of determination, by such relevant Person, by one or more Subsidiaries of such relevant Person or a combination thereof, (b) a partnership (whether general or limited) in which such relevant Person, one or more Subsidiaries of such relevant Person or a combination thereof is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such relevant Person, by one or more Subsidiaries of such relevant Person, or a combination thereof, or (c) any other Person (other than a corporation or a partnership) in which such relevant Person, one or more Subsidiaries of such relevant Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such other Person.

                  SUBSIDIARY AFFILIATE - means, with respect to any Member and its Parent, any direct or indirect wholly owned Subsidiary of such Parent.

                  SUBSTITUTED MEMBER - Section 9.02(b).

                  SURVIVING BUSINESS ENTITY - Section 12.02(b).

                  TAG-ALONG ACCEPTANCE NOTICE - Section 9.05(a).

                  TAG-ALONG MEMBER - Section 9.05(a).

                  TAG-ALONG ELECTING MEMBER - Section 9.05(a).

                  TAG-INITIATING MEMBER - Section 9.05(a).

                  TAX MATTERS MEMBER - Section 7.03.

                  TRANSFEREE - any Person that acquires a Membership Interest or any portion thereof through a Disposition; provided, however, that, a Transferee shall have no right to be admitted to the Company as a Member except in accordance with Section 9.02(b). The Transferee of a Bankrupt Member is (a) the Person or Persons (if any) to whom such Bankrupt Member's Membership Interest is assigned by order of the bankruptcy court or other governmental authority having jurisdiction over such Bankruptcy, or (b) in the event of a general assignment for the benefit of creditors, the creditor to which such Membership Interest is assigned.

                  TREASURY REGULATIONS - the regulations promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code. All references herein to sections of the Treasury Regulations shall include any corresponding provisions of succeeding, similar, substitute, proposed or final Treasury Regulations.

                  UNREALIZED GAIN - attributable to any item of Company property means, as of any date of determination, the excess, if any, of (a) the fair market value of such property as of such date (as determined under Section 4.04(d)) over (b) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 4.04(d) as of such date).

                  UNREALIZED LOSS - attributable to any item of Company property means, as of any date of determination, the excess, if any, of (a) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 4.04(d) as of such date) over (b) the fair market value of such property as of such date (as determined under Section 4.04(d)).

                  VOTING STOCK - with respect to any Person, Equity Interests in such Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of, or otherwise appoint, directors (or Persons with management authority performing similar functions) of such Person.

                  WITHDRAW, WITHDRAWING AND WITHDRAWAL - the withdrawal, resignation or retirement of a Member from the Company as a Member. Such terms shall not include any Dispositions of Membership Interest (which are governed by Article 9), even though the Member making a Disposition may cease to be a Member as a result of such Disposition.

                                    EXHIBIT A

           MEMBER                                   SHARING RATIO(1)               CAPITAL ACCOUNT(2)
-----------------------------------------------------------------------------------------------------
EPC Partners II, Inc.                               ____%   }       }
Dan Duncan LLC                                      ____%   } 90.1% }                 $ 831,346,620

GulfTerra GP Holding Company                         9.9%                             $  91,346,633

ADDRESSES:

EPC Partners II, Inc.

_________________________________
_________________________________
_________________________________

Dan Duncan LLC

_________________________________
_________________________________
_________________________________

GulfTerra GP Holding Company

_________________________________
_________________________________
_________________________________

-----------

(1) EPC Partners II, Inc. and Dan Duncan LLC to collectively equal 90.1%, and GulfTerra GP Holding Company to equal 9.9%.

(2) EPC Partners II, Inc. and Dan Duncan LLC to collectively equal $861,346,620, and GulfTerra GP Holding Company to equal $91,346,633.

                                                                       EXHIBIT 2

                   EXCHANGE AND REGISTRATION RIGHTS AGREEMENT

         This EXCHANGE AND REGISTRATION RIGHTS AGREEMENT (this "Exchange Agreement") is entered into as of ___________, 200[4] by and among GulfTerra GP Holding Company, a Delaware corporation ("El Paso GP Holdco,"), Enterprise Products GP, LLC, a Delaware limited liability company ("Enterprise GP"), and Enterprise Products Partners L.P., a Delaware limited partnership ("Enterprise MLP").

                                 R E C I T A L S

         WHEREAS, El Paso Corporation, a Delaware corporation ("El Paso"), El Paso GP Holdco, Enterprise MLP and certain of their Affiliates have entered into the Parent Company Agreement, dated as of December 15, 2003, as amended by Amendment No. 1 thereto, dated _________, 2004 (the "Parent Company Agreement"), which, among other things, provides for El Paso GP Holdco, Enterprise GP and Enterprise MLP to enter into this Exchange Agreement at the Step Two Closing;

         WHEREAS, pursuant to the Parent Company Agreement, at the Step Two Closing, El Paso GP Holdco will contribute its 50% membership interest in GulfTerra Energy Company, L.L.C., a Delaware limited liability company ("GulfTerra GP"), to Enterprise GP in exchange for a newly issued 9.9% membership interest in Enterprise GP and cash in the amount of $370 million;

         WHEREAS, at the Step Two Closing, El Paso GP Holdco, Enterprise Parent 1 and Enterprise Parent 2 (each as defined in the Parent Company Agreement) will enter into the Second Amended and Restated Limited Liability Company Agreement of Enterprise GP (the "Enterprise GP LLC Agreement") in the form attached as an exhibit to the Parent Company Agreement; and

         WHEREAS, this Exchange Agreement provides for El Paso GP Holdco, or its successor as the holder of a 9.9% Membership Interest (as defined in the Enterprise GP LLC Agreement) (whether as the holder of such Membership Interest and/or as the holder of Exchange Units, the "Holder"), to exchange such Membership Interest for (a) common units representing limited partnership interests in Enterprise MLP ("Common Units"), (b) cash, or (c) a combination thereof, subject to the terms and provisions set forth herein, and the Holder desires to limit the number of Common Units it may receive at any one time pursuant to any such Exchange so as to not result in its direct and/or indirect beneficial ownership of more than 9.9% of any class of registered equity security covered by Section 16(a) of the Exchange Act.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows.

                                   ARTICLE I

         SECTION 1.1 DEFINITIONS. In addition to the terms defined elsewhere herein, the following terms shall have the meanings set forth below:

         "Action" means any action, appeal, petition, plea, charge, complaint, claim, suit, demand, litigation, arbitration, mediation, hearing, inquiry, investigation or similar event, occurrence, or proceeding.

         "Affiliate" shall have the meaning assigned to such term in the Enterprise GP LLC Agreement.

         "Available Cash" has the meaning assigned to such term in the Enterprise Partnership Agreement.

         "Basis" means any past or current fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction about which the relevant Person has knowledge that forms or could form the basis for any specified consequence.

         "Breach" means any breach, inaccuracy, failure to perform, failure to comply, conflict with, default, violation, acceleration, termination, cancellation, modification, or required notification.

         "Change of Member Control" has the meaning assigned to such term in the Enterprise GP LLC Agreement.

         "Commission" means the Securities and Exchange Commission.

         "Common Unit" has the meaning assigned to such term in the Enterprise Partnership Agreement.

         "Common Unit Quarterly Distribution" means the quarterly distribution of Available Cash (as defined in the Enterprise Partnership Agreement) paid by Enterprise MLP to the holders of its Common Units pursuant to the terms of the Enterprise Partnership Agreement.

         "Contract" means any contract, agreement, arrangement, commitment, letter of intent, memorandum of understanding, heads of agreement, promise, obligation, right, instrument, document, or other similar understanding, whether written or oral.

         "Control" means the possession, directly or indirectly, of the power and authority to direct or cause the direction of the management and policies of a Person, whether through ownership or control of Voting Stock, by contract or otherwise.

         "Disposal" means, with respect to any asset (including a Membership Interest or any portion thereof), any sale, assignment, transfer, conveyance, gift, exchange or other disposition of such asset, whether such disposition be voluntary, involuntary or by operation of Law.

         "El Paso Parties" means El Paso, El Paso GP Holdco and their
Affiliates.

         "El Paso Sub 1" has the meaning assigned to such term in the Parent Company Agreement.

         "El Paso Sub 2" has the meaning assigned to such term in the Parent Company Agreement.

         "Enforceable" means, with respect to a Contract, that it is the legal, valid, and binding obligation of the applicable Person enforceable against such Person in accordance with its terms, except as such enforceability may be subject to the effects of bankruptcy, insolvency, reorganization, moratorium, or other Laws relating to or affecting the rights of creditors, and general principles of equity.

         "Enterprise Members" means Enterprise Parent 1 and Enterprise Parent 2, or any Affiliate successor thereto as Members of Enterprise GP.

         "Enterprise Parties" means the Enterprise Members, Enterprise GP, Enterprise MLP and their Affiliates.

         "Enterprise Partnership Agreement" means the Third Amended and Restated Agreement of Limited Partnership of Enterprise MLP, dated as of May 15, 2002, as amended, supplemented, amended and restated, or otherwise modified from time to time during the term of this Agreement.

         "ERISA" means the Employment Retirement Income Security Act of 1974, as amended.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any and successor federal statute, and the rules and regulations thereunder of the Commission or any successor governmental authority, all as shall be in effect at the time of determination.

         "Governmental Authority" means any legislature, agency, bureau, branch, department, division, commission, court, tribunal, magistrate, justice, multi-national organization, quasi-governmental body, or other similar recognized organization or body of any federal, state, county, municipal, local, or foreign government or other similar recognized organization or body exercising similar powers or authority.

         "GP Available Cash" shall have the meaning assigned to the term "Available Cash" in the Enterprise GP LLC Agreement.

         "Holder Quarterly Distribution" means the product of the amount of the distribution of Available Cash (as defined in the Enterprise Partnership Agreement) by Enterprise MLP to Enterprise GP with respect to Enterprise GP's general partner interest in Enterprise MLP and Incentive Distribution Rights times the Sharing Ratio (as defined in the Enterprise GP LLC Agreement) attributable to the Holder, as of the date of determination.

         "Incentive Distributions" has the meaning assigned to such term in the Enterprise Partnership Agreement.

         "Incentive Distribution Right" means the right under to the Enterprise Partnership Agreement to receive Incentive Distributions.

         "Initial Exchange" has the meaning assigned to such term in Section
2.7.

         "Law" means any applicable constitutional provision, statute, act, code, law, regulation, rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision, declaration or interpretative or advisory opinion or letter of a Governmental Authority.

         "Member" has the meaning assigned to such term in the Enterprise GP LLC Agreement.

         "Membership Interest" means the Membership Interests (as defined in the Enterprise GP LLC Agreement) of the Enterprise GP issued and outstanding as of the date of determination.

         "Merger Units" means the Common Units received by El Paso Sub 1 and El Paso Sub 2 upon closing of the Merger (as defined in the Parent Company Agreement).

         "Order" means any order, ruling, decision, verdict, decree, writ, subpoena, mandate, precept, command, directive, consent, approval, award, judgment, injunction, or other similar determination or finding by, before, or under the supervision of any Governmental Authority, arbitrator, or mediator.

         "Person" means any individual or entity, including any corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or Governmental Authority (or any department, agency or political subdivision thereof).

         "Registrable Securities" means each Exchange Unit to be delivered pursuant to Article II hereof and each Merger Unit until, in the case of any such security, (A) the earliest of (i) its effective registration under the Securities Act and resale in accordance with the Registration Statement covering it, (ii) expiration of the applicable holding period under Rule 144(k) under the Securities Act or (iii) its sale to the public pursuant to Rule 144 under the Securities Act, and (B) as a result of the event or circumstance described in any of the foregoing clauses (i) through (iii), any legends with respect to transfer restrictions are removed or removable in accordance with the terms of such legend.

         "Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations thereunder of the Commission or any successor governmental authority, all as shall be in effect at the time of determination.

         "Step Two Closing Date" has the meaning assigned to such term in the Parent Company Agreement.

         "Threatened" means a demand or statement has been made (orally or in writing) or a notice has been given (orally or in writing), or any other event has occurred or any other circumstances exist that would lead a prudent Person to conclude that an Action or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

         "Underwritten Offering" means an offering in which Common Units are sold to an underwriter for reoffering to the public.

         "Voting Stock" shall have the meaning assigned to such term in the Enterprise GP LLC Agreement.

                                   ARTICLE II
                                    EXCHANGES

         SECTION 2.1       EXCHANGE RIGHT. Subject to the provisions of this
Article II, the Holder shall have the right (the "Exchange Right") to make a one-time election, which once made shall be irrevocable, to contribute all (but not less than all) of the Holder's Membership Interests to Enterprise GP in exchange (whether through one or more exchanges, pursuant to this Agreement, each an "Exchange") for, at Enterprise GP's sole election, one of the following:
(a) a number of Common Units (the "Exchange Units") derived by dividing (i) the most recent Holder Quarterly Distribution prior to the date of the Initial Exchange by (ii) the amount per unit distributed to each holder of a Common Unit in respect of the most recent Common Unit Quarterly Distribution prior to the date of the Initial Exchange (the "Exchange Formula"), (b) cash in the amount set forth in Section 2.6(a)(y), or (c) a combination of Exchange Units and cash as provided in Section 2.6(a)(z).

         SECTION 2.2       ADJUSTMENTS.

         (a) If the amount of the most recent Holder Quarterly Distribution prior to the date of the Initial Exchange was impacted to any material extent by a non-recurring, extraordinary or other similar event, in calculating the Exchange Formula, the parties shall use the most recent Holder Quarterly Distribution not impacted to any material extent by a non-recurring, extraordinary or similar event (the "Prior Holder Distribution") in lieu of the most recent Holder Quarterly Distribution.

         (b) If during the time period commencing on the date of the most recent Holder Quarterly Distribution (or in the case where Section 2.2(a) is deemed applicable, the date of the Prior Holder Distribution) preceding the date of the Initial Exchange and ending on the date of the Initial Exchange, Enterprise MLP has issued limited partner interests or increased or decreased (or declared an increase or decrease) in its regular quarterly distribution of Available Cash to holders of its Common Units, in calculating the Exchange Formula, the parties shall use a pro forma Holder Quarterly Distribution amount that assumes that any and all such issuances or increases or decreases occurred in such quarter; provided, however, that no pro forma adjustment shall be made for a distribution impacted to any material extent by a non-recurring, extraordinary or similar event.

         SECTION 2.3       EXERCISE; TOTAL NUMBER OF EXCHANGE UNITS.

         (a) To exercise the Exchange Right, the Holder shall deliver a written notice (an "Exchange Notice") to Enterprise GP. Within five business days after the receipt by Enterprise GP of such Exchange Notice, the parties shall mutually determine the total number of Exchange Units to be issued to the Holder in exchange for the Holder Membership Interests by application of the Exchange Formula, subject if applicable to Section 2.3(b) below (the "Total Number of

Exchange Units"), and execute an acknowledgement in the form attached hereto as Exhibit A (the "Acknowledgement") that sets forth the Total Number of Exchange Units; provided, however, that if the Enterprise Members require the Holder to exercise the Exchange Right pursuant to Section 2.5(b) below, no Exchange Notice need be submitted by the Holder and the parties shall instead mutually determine the Total Number of Exchange Units and execute the Acknowledgement within five business days after the receipt by the Holder of the written notice described in such Section 2.5(b); and provided, further, that if the parties are unable to agree upon the Total Number of Exchange Units (including the amount of any adjustment that may be required under Section 2.2 above), the determination shall be made in the manner provided in Section 2.3(b) below. After any determination pursuant to this Section 2.3, the Total Number of Exchange Units, as set forth in the Acknowledgement, shall thenceforth be fixed, subject to adjustment only pursuant to the anti-dilution provisions set forth in Section 2.9.

         (b) If the parties are unable to mutually agree on the Total Number of Exchange Units within the periods provided for in Section 2.3(a), each of the Holder, on the one hand, and the Enterprise Members, on the other hand, shall select a firm of independent accountants of nationally recognized standing with which neither the El Paso Parties, on the one hand, nor the Enterprise Parties, on the other hand, has any material current business relationship within five business days, which firms shall then mutually agree upon a third firm of independent accountants of nationally recognized standing and refer the matter to such third firm for resolution within five additional business days. Such third firm shall determine the Total Number of Exchange Units within 15 business days of such referral. The aggregate fees and expense of such firms shall be borne in the following manner: one-half by the Holder and one-half by the Enterprise Members. The determination of the Total Number of Exchange Units by such third firm shall be final, binding and conclusive on the parties.

         SECTION 2.4       SECTION 16 CAP. Notwithstanding anything in this
Article II to the contrary, if the Holder determines that the number of Exchange Units that would otherwise be delivered to the Holder in any single Exchange would result in the Holder and/or any of its affiliates directly or indirectly beneficially owning more than 9.9% of any class of equity security of Enterprise MLP which is registered pursuant to Section 12 of the Exchange Act (calculated pursuant to Section 16(a) of the Exchange Act) (a "9.9% Interest"), the number of Exchange Units delivered to the Holder shall be limited to the maximum amount of Exchange Units as would not result in the Holder and/or any of its affiliates directly or indirectly beneficially owning more than a 9.9% Interest (the "Section 16 Cap"); provided, however, that the parties hereto hereby expressly acknowledge and agree that at all times during the term of this Agreement (a) the Holder shall have the sole duty and responsibility to determine that the number of Exchange Units delivered in any Exchange does not exceed the Section 16 Cap and (b) neither Enterprise MLP nor Enterprise GP shall have any obligation to make any independent calculation or otherwise confirm that the number of Exchange Units delivered in any such Exchange does not exceed the
Section 16 Cap limitation.

         SECTION 2.5       TIMING OF EXERCISE OF EXCHANGE RIGHT.

         (a) The Holder may exercise the Exchange Right at any time after the 180th day following of the Step Two Closing Date, subject to earlier exercise upon the occurrence of the events described in Section 2.5(c) below.

         (b) If the Holder has not elected to exercise the Exchange Right prior to the date that is 180 days after the third (3rd) anniversary of the Step Two Closing Date, at any time thereafter, either of the Enterprise Members may elect to require the Holder to exercise the Exchange Right by delivering written notice to the Holder. The Exchange Formula applicable in the case of an election by either of the Enterprise Members under this Section 2.5(b) shall be
calculated in the same manner as specified in Section 2.1       above (and in
accordance with Sections 2.2, 2.9 and other applicable provisions of this
Article II).

         (c) Notwithstanding the limitations on the Holder's right to exercise the Exchange Right in Section 2.5(a), the Holder may exercise the Exchange Right (i) upon the public announcement of execution of definitive transaction documents relating to (and in no event later than 10 days prior to the consummation of such transaction) the (A) completion of a merger of Enterprise MLP with another entity or (B) completion of the sale or other disposition by Enterprise MLP or Enterprise GP of all or substantially all of its assets, or (ii) at any time during the 10 days prior to the completion of a direct or indirect Change of Member Control of the Enterprise Members described in Section 9.04(e) of the Enterprise GP LLC Agreement and an election by the Holder to exercise the Exchange Right (as provided under Section 9.04(c) of the Enterprise GP LLC Agreement), (iii) upon the initiation of a Proposed Drag-Along Transaction (as defined in the Enterprise GP LLC Agreement) and an election by the Holder to exercise the Exchange Right (as provided under Section 9.05(b)(ii) of the Enterprise GP LLC Agreement), (iv) at any time during the 10 days prior to the completion of a liquidation of Enterprise MLP, (v) at any time during the 10 days after the declaration by Enterprise MLP of a distribution of Available Cash from Capital Surplus (as such term is defined in the Enterprise Partnership Agreement) or (vi) at any time after the commencement of a voluntary or an involuntary bankruptcy or similar proceeding against Enterprise Products Company or any of its material subsidiaries (including Enterprise GP), if at the time of such exercise there is then pending a proceeding seeking payment pursuant to ERISA from Enterprise GP of any amounts due relating to the termination of a benefit plan subject to ERISA.

         SECTION 2.6       EXCHANGE PROCEDURES AND SETTLEMENT.

         (a) Within five business days after the execution of the Acknowledgement, the Holder shall deliver written notice to Enterprise GP which notice must include a determination, made in good faith, that either (i) the total number of Exchange Units set forth in the Acknowledgement can be issued to the Holder in compliance with the Section 16 Cap limitation or (ii) a lesser number of Exchange Units must be delivered to the Holder in order to maintain compliance with the limitations of the Section 16 Cap (a "Confirmation Notice"). The Holder shall have sole responsibility and liability for determining the number of Exchange Units so included in the Confirmation Notice. Enterprise GP shall be entitled to rely, without independent investigation, entirely upon the number of Exchange Units set forth in the Confirmation Notice by the Holder as to the number of Exchange Units that may be delivered to the Holder in compliance with the Section 16 Cap limitation, and the parties hereto hereby expressly acknowledge and agree that Enterprise GP shall not have any obligation to make any independent calculation or otherwise confirm that the number of Exchange Units delivered complies with the Section 16 Cap limitation. Within five business days after receipt by Enterprise GP of a valid Confirmation Notice conforming to the requirements of this Section 2.6(a), Enterprise GP shall deliver to the Holder, at Enterprise GP's sole election, one of the following: (x) such number of Exchange Units set forth in such Confirmation Notice in fully certificated form, (y) cash by wire transfer of immediately available funds to an account designated in writing by the Holder at least two business days beforehand in an amount equal to the fair market value (based on the average closing price of Common Units on the New York Stock Exchange for the ten consecutive trading days next preceding the date of receipt by Enterprise GP of such Confirmation Notice) of the aggregate number of Exchange Units set forth in such Confirmation Notice or (z) a combination of (1) a number of Exchange Units in fully certificated form that is at least 10,000 Exchange Units but is less than the number set forth in the Confirmation Notice (the shortfall in Exchange Units below the number set forth in the Confirmation Notice being referred to as the "Exchange Unit Shortfall") and (2) cash by wire transfer of immediately available funds to an account designated in writing by the Holder at least two business days beforehand in an amount equal to the fair market value (based on the average closing price of Common Units on the New York Stock Exchange for the ten consecutive trading days next preceding the date of receipt by Enterprise GP of such Confirmation Notice) of the Exchange Unit Shortfall.

         (b) Notwithstanding the foregoing, if any Exchange is effected hereunder following the record date established by Enterprise MLP for its Common Unit Quarterly Distribution for a particular calendar quarter but prior to the record date to be established by Enterprise GP for its distribution of GP Available Cash for such quarter, the Holder shall be entitled to receive, upon the date of distribution by Enterprise GP, the Holder Quarterly Distribution as if it were still an owner of its Membership Interest on the record date of Enterprise GP for its distribution of GP Available Cash for such quarter. For the sake of clarity and to assure that no negative inference is drawn from the language immediately above, in all other circumstances, the Holder will be entitled to any distribution from Enterprise GP and/or Enterprise MLP if it is the owner of a membership interest of Enterprise GP (including any unexchanged Membership Interest) or partnership interest of Enterprise MLP, respectively, on the applicable record date established for such distribution subject to the provisions of the Enterprise GP LLC Agreement and the Enterprise Partnership Agreement.

         (c) Notwithstanding anything else in this Agreement, the Holder shall not be required to make any capital contribution to Enterprise GP in connection with the delivery of Exchange Units by Enterprise GP to the Holder upon exercise by the Holder of the Exchange Right hereunder.

         (d) If the Holder, pursuant to Section 2.6(a)(ii), includes in the Confirmation Notice less than the Total Number of Exchange Units set forth in the Acknowledgement, then with respect to the Exchange Units not included in the Confirmation Notice (the "Section 16 Exchange Units"), Enterprise GP shall have the right (but not the obligation) to purchase all (but not less than all) of Holder's remaining Membership Interest in consideration of the payment to the Holder of cash by wire transfer of immediately available funds to an account designated in writing by the Holder at least two business days beforehand in an amount equal to the fair market value (based on the average closing price of Common Units on the New York Stock Exchange for the ten consecutive trading days next preceding the date of receipt by Enterprise GP of such Confirmation Notice) of the Section 16 Exchange Units. Enterprise GP may exercise this right by notice to the Holder on or before the delivery by Enterprise GP to the Holder, pursuant to

Section 2.6(a), of Exchange Units, cash, or a combination thereof, and Enterprise GP shall make the payment to the Holder contemplated by this Section 2.6(d) concurrently with such delivery.

         SECTION 2.7       ADDITIONAL EXCHANGES.

         (a) If the effect of the application of the Section 16 Cap is to cause Enterprise GP to deliver less than the Total Number of Exchange Units to the Holder in the initial Exchange pursuant to this Article II (the "Initial Exchange"), provided that Enterprise GP has not purchased Holder's remaining Membership Interest pursuant to Section 2.6(d), then on the first business day of each fiscal quarter of Enterprise MLP commencing thereafter the Holder shall provide written notice (an "Update Notice") to Enterprise GP which must include a determination, made in good faith, whether the Holder may receive additional Exchange Units in compliance with the limitations of the Section 16 Cap and, if so, the requested number of additional Exchange Units to be delivered to the Holder ("Additional Exchange Units") in exchange for the contribution of a corresponding portion (calculated in accordance with the Exchange Formula) of the Holder's remaining Membership Interests; provided, however, that the maximum number of Additional Exchange Units that the Holder may request to be delivered pursuant to any Update Notice, and that Enterprise GP shall be obligated to deliver in response thereto, may not exceed the lesser of (i) the excess of the Total Number of Exchange Units over the sum of all Exchange Units delivered to the Holder prior to the date of such Update Notice (including Exchange Units issued in the Initial Exchange and all Additional Exchange Units issued in any subsequent Exchanges) and (ii) the maximum number of Additional Exchange Units that may be delivered to the Holder in compliance with the limitation of the
Section 16 Cap; provided, further, Enterprise GP shall be entitled to rely, without independent investigation, entirely upon the number of Additional Exchange Units set forth by the Holder in the Update Notice as to the number of Exchange Units that may be delivered to the Holder in compliance with the limitation set forth in clause (ii) above, and the parties hereto hereby expressly acknowledge and agree that Enterprise GP shall have no obligation to make any independent calculation or otherwise confirm that such number of Additional Exchange Units issued complies with the limitation set forth in clause (ii) above.

         (b) Within five business days of receipt of such Update Notice conforming to the requirements of Sections 2.7(a), Enterprise GP shall deliver to the Holder one of the following: (i) such number of Additional Exchange Units requested in the Update Notice in fully certificated form, (ii) cash in an amount equal to fair market value (based on the average closing price of Common Units on the New York Stock Exchange for the ten consecutive trading days next preceding the date of receipt by Enterprise GP of such Update Notice) of the aggregate number of Additional Exchange Units set forth in such Update Notice by wire transfer of immediately available funds to an account designated in writing by the Holder at least two business days beforehand or (iii) a combination of
(A) a number of Additional Exchange Units in fully certificated form that is at least 10,000 Additional Exchange Units but is less than the number requested in the Update Notice (the shortfall in Additional Exchange Units below the number requested in the Update Notice being referred to as the "Additional Exchange Unit Shortfall") and (B) cash by wire transfer of immediately available funds to an account designated in writing by the Holder at least two business days beforehand in an amount equal to the fair market value (based on the average closing price of Common Units on the New York Stock

Exchange for the ten consecutive trading days next preceding the date of receipt by Enterprise GP of such Update Notice) of the Additional Exchange Unit Shortfall.

         SECTION 2.8 REFLECTION OF REDUCED SHARING RATIO. Promptly following each Exchange pursuant to this Article II, Enterprise GP shall amend Exhibit A to the Enterprise GP LLC Agreement, in compliance with the procedures set forth therein, to reflect the reduced Sharing Ratio (as defined in the Enterprise GP LLC Agreement) attributable to Holder's Membership Interest as a result of such Exchange.

         SECTION 2.9 ANTI-DILUTION PROVISIONS. During the period that commences upon the date of the initial election to exercise the Exchange Right and continues for so long as less than the Total Number of Exchange Units have been delivered to the Holder pursuant to the terms of this Article II, the excess of the Total Number of Exchange Units over the aggregate number of Exchange Units delivered in all prior Exchanges (such excess, the "Unissued Exchange Units") shall be subject to adjustment from time to time upon the happening of certain events as follows (provided, however, that no such adjustment shall be made to the extent the Holder has received a distribution attributable to such event on account of its remaining Membership Interest representing the Unissued Exchange Units):

         (a) Reorganization, Merger or Consolidation. If Enterprise MLP reorganizes, merges, consolidates or otherwise combines with another Person in a transaction whereby all of the holders of Common Units will receive securities, property or assets of Enterprise MLP or its successor payable with respect to or in exchange for each Common Unit held, lawful and adequate provision shall be made whereby the Holder shall have the right to receive (in lieu of the Unissued Exchange Units), upon each subsequent Exchange following the consummation of such transaction, the number of securities, property or assets of Enterprise MLP or its successor resulting from such reorganization, merger, consolidation or other transaction as would have been issued or payable to the Holder if the Holder had held a number of Common Units equal to (and in lieu of) the total number of Unissued Exchange Units immediately prior to the consummation of such transaction. The foregoing provisions of this Section 2.9(a) shall similarly apply to successive reorganizations, mergers, consolidations or other applicable transactions and to the stock or securities of any other Person that are at the time receivable upon exercise of the Exchange Right.

         (b) Reclassification, etc. If Enterprise MLP, by reclassification of securities or otherwise, changes the Common Units or any other securities as to which the Exchange Right may apply hereunder into the same or a different number of securities of any other class or classes, each subsequent Exchange in respect of Unissued Exchange Units shall thereafter represent the right to acquire upon each such Exchange such number and kind of securities as would have been issuable, as the result of such change, with respect to or in exchange for a number of Common Units equal to the total number of Unissued Exchange Units.

         (c) Subdivision or Combination; Unit Dividends. If Enterprise MLP shall split, divide or combine its outstanding Common Units or declare and pay a dividend on its outstanding Common Units which consists of additional Common Units (including a split effected in the form of a dividend), then the total number of Unissued Exchange Units shall be adjusted, as of the opening of business on the effective date of such split, subdivision or combination or the day after the day upon which such dividend or other distribution is paid to unitholders, as the case may be, to a new total number of Unissued Exchange Units determined by multiplying the total number of Unissued Exchange Units immediately prior to such payment or other distribution by a fraction (i) the numerator of which shall be the total number of outstanding Common Units immediately after such split, dividend, combination or distribution and (ii) the denominator of which shall be the total number of outstanding Common Units immediately prior to such split, dividend, combination or distribution.

         (d) Other Distributions on Common Units. If Enterprise MLP shall make a distribution on its Common Units which consists of (i) limited partner interests of Enterprise MLP other than additional Common Units, evidences of its indebtedness, or assets (including distributions of Available Cash from Capital Surplus (as such term is defined in the Enterprise Partnership Agreement) or securities (other than Common Units), but excluding distributions of Available Cash from Operating Surplus (as such term is defined in the Enterprise Partnership Agreement)), then the Holder shall be entitled to receive, upon each Exchange for Unissued Exchange Units, that portion of any such distribution which the Holder would have been entitled to receive, had such Exchange occurred immediately prior to the record date of such distribution; provided, however, that if any such distribution consists of property which has a limited life or expiration date (including but not limited to options, warrants or similar instruments), the Holder shall be entitled to receive such property on the date of such distribution. At the time of the record date established for any such distribution, Enterprise GP shall allocate sufficient reserves to ensure the timely and full performance of the provisions of this Section 2.9(d).

         (e) Self Tender. If (i) Enterprise MLP shall engage in a tender offer for more than 10% of the Common Units issued and outstanding at such time and (ii) such tender offer is closed and payment is made for the Common Units purchased therein for a purchase price per unit that is at least 5% greater than the closing sales price per Common Unit on the trading day immediately preceding the announcement of such tender offer (the "Pre-Tender Value"), then the Holder shall be entitled to receive, upon each Exchange for Unissued Exchange Units (in addition to such Exchange Units), the excess of the purchase price per Common Unit paid upon closing of the tender offer over the Pre-Tender Value per Common Unit multiplied by the total number of Unissued Exchange Units which would have been sold by the Holder if it tendered all of the Unissued Exchange Units to Enterprise MLP in such tender offer. Upon the closing of any such tender offer, Enterprise GP shall allocate sufficient reserves to ensure the timely and full performance of the provisions of this Section 2.9(e).

         (f) No Other Adjustments. Other than specifically as set forth above in this Section 2.9, no adjustment shall be made to the total number Unissued Exchange Units as a result of or pursuant to the granting or issuance by Enterprise MLP of additional Common Units, or any security convertible thereinto or exercisable or exchangeable therefore, including without limitation
(i) the issuance of Common Units or any other security of Enterprise MLP or any Affiliate thereof (including securities convertible into or exchangeable for Common Units) pursuant to an underwritten public offering or a private placement, (ii) the issuance of Common Units or any other security of Enterprise MLP or any affiliate thereof (including securities convertible into or exchangeable for Common Units) as consideration in an acquisition transaction,
(iii) the issuance of Common Units or any other security of Enterprise MLP or any affiliate thereof (including securities convertible into or exchangeable for Common Units) pursuant to a distribution reinvestment plan or in payment or satisfaction of any dividend upon or distribution to any class of unit or equity security of Enterprise MLP other than Common Units and (iv) the issuance of options, restricted Common Units or "phantom" units exercisable for or that upon vesting become Common Units, or the issuance of Common Units upon the exercise or vesting or such options or rights, to officers, employees or directors of, or consultants to, Enterprise MLP, Enterprise GP or any of their Affiliates.

         (g) No Multiple Adjustments. In the event of any one circumstance which may give rise to an adjustment of the total number of Unissued Exchange Units under one or more of Sections 2.9(a) through 2.9(e) above, Enterprise GP may only apply the provisions of one of such paragraphs if necessary in order to avoid unreasonable results given the circumstances, such determination to be made in Enterprise GP's good faith and reasonable discretion; provided, however, that a series of steps in a transaction or action shall not be considered one circumstance for the purposes of this Section 2.9(g).

         (h) Calculation of Adjustments. Upon each occurrence of an event causing an adjustment pursuant to this Section 2.9, Enterprise GP will promptly
(i) calculate such adjustment and retain a record of such calculation at its principal office and (ii) deliver to the Holder a certificate signed by an appropriate officer on behalf of Enterprise GP, setting forth in reasonable detail the event requiring the adjustment, the method of calculation of the adjustment, and the number of Unissued Exchange Units and/or other securities, property or assets after giving effect to such adjustment (an "Adjustment Certificate"). If the Holder does not agree with such calculation, the Holder shall give written notice (an "Adjustment Dispute Notice") to Enterprise GP within ten business days of the receipt of such Adjustment Certificate. If the parties are unable to mutually agree on the calculation of such adjustment within five business days of receipt by Enterprise GP of such Adjustment Dispute Notice, the parties shall each select a firm of independent accountants of nationally recognized standing within five business days, which firms shall then mutually agree upon a third firm of independent accountants of nationally recognized standing and refer the matter to such third firm for resolution within five additional business days. Such third firm shall determine the amount of such adjustment to the Total Number of Exchange Units within 15 business days of such referral. The aggregate fees and expense of such firms shall be borne in the following manner: one-half by the Holder and one-half by Enterprise GP. The determination by such firm of the calculation of the adjustment described in the Adjustment Notice shall be final, binding and conclusive on the parties.

         SECTION 2.10 NONSEPARABILITY. The Exchange Right is not separable from Holder's Membership Interests. If El Paso GP Holdco or any subsequent Holder transfers such Membership Interests (which transfer may only be made in compliance with applicable provisions of the Enterprise GP LLC Agreement), the Exchange Right shall be transferred to such transferee who shall then constitute the Holder hereunder.

         SECTION 2.11 LISTING. Prior to the delivery of any Exchange Units pursuant to this Article II, Enterprise GP shall cause such Exchange Units to be approved for listing on the New York Stock Exchange or such other exchange or quotation system on which the Common Units are then listed (to the extent such Exchange Units are not then so listed).

                                   ARTICLE III
                                   [RESERVED]

                                   ARTICLE IV
                               REGISTRATION RIGHTS

         SECTION 4.1 SHELF REGISTRATION STATEMENT. Within 120 days after the Step Two Closing Date or, if earlier, within 30 days after the exercise of the Exchange Right by the Holder pursuant to Section 2.5(c) (the "Initial Shelf Filing Deadline"), Enterprise MLP shall file with the Commission a "shelf" registration statement on Form S-3 pursuant to Rule 415 under the Securities Act (the "Initial Shelf Registration Statement") providing for the resale of an aggregate of (i) such number of Exchange Units that may be issued to the Holder pursuant to Article II based on the number of Common Units outstanding on the Step Two Closing Date and (ii) the aggregate number of Merger Units received by El Paso Sub 1 and El Paso Sub 2 upon closing of the Merger.

         SECTION 4.2 ADDITIONAL COMMON UNITS. If the Initial Shelf Registration Statement, even if supplemented or amended, does not have sufficient availability to provide for the resale of Exchange Units issued to the Holder, the Holder may request that Enterprise MLP file with the Commission one additional "shelf" registration statement on Form S-3 pursuant to Rule 415 under the Securities Act to accommodate any resale of Exchange Units in such amounts as are requested at such time by the Holder in writing (a "Shelf Notice"). Enterprise MLP shall file such additional "shelf" registration statement (with the Initial Shelf Registration Statement, a "Shelf Registration Statement"), if any, within 30 days after receipt by Enterprise MLP of a written request from the Holder (with the Initial Shelf Filing Deadline, a "Shelf Filing Deadline").

         SECTION 4.3       EFFECTIVENESS. Subject to the provisions of this
Article IV, Enterprise MLP shall use its best efforts to cause (i) the Initial Shelf Registration Statement to be declared effective within 60 days after the Initial Shelf Filing Deadline (the "Initial Effectiveness Target Date") and (ii) any subsequent Shelf Registration Statement to be declared effective no later than 90 days after delivery to Enterprise MLP by the Holder of a Shelf Notice (with the Initial Effectiveness Target Date, an "Effectiveness Target Date") and in either case shall use best efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended to the extent necessary to assure that it is available for resale of the Common Units by the Holder and that it conforms in all material respects with the requirements the Securities Act, in each case during the entire period (the "Effectiveness Period") beginning on the date such Shelf Registration Statement shall first be declared effective under the Securities Act and ending on the earlier to occur of (i) the sale pursuant to a Shelf Registration Statement of all of the Registrable Securities registered under such Shelf Registration Statement and (ii) the date on which all of the Common Units registered under such Shelf Registration Statement are no longer Registrable Securities.

         SECTION 4.4 INFORMATION FURNISHED BY HOLDER. The Holder shall furnish to Enterprise MLP in writing, as soon as practicable after the earlier of (a) the exercise of the Exchange Right by the Holder pursuant to Section 2.5(c) and (b) 90 days after the Step Two Closing Date (in the case of the Initial Shelf Registration Statement) or after requesting the filing of an additional Shelf Registration Statement pursuant to Section 4.2, the information specified in Items 507 and 508 of Regulation S-K under the Securities Act and any other information reasonably requested by Enterprise MLP for inclusion in the applicable Shelf Registration Statement pursuant to the Securities Act. Notwithstanding Sections 4.1 and 4.2, Enterprise MLP shall not be required to file any such Shelf Registration Statement until the Holder has complied with the immediately preceding sentence. In addition, the Holder shall promptly furnish to Enterprise MLP (i) any additional information required to be disclosed in such Shelf Registration Statement in order to make the information previously furnished to Enterprise MLP by the Holder not materially misleading and (ii) any additional information as may be reasonably requested by Enterprise MLP for inclusion in any new prospectus or prospectus supplement or post-effective amendment. For purposes of this Section 4.4 and Sections 4.5 through 4.11, any reference to "Holder" shall also include El Paso Sub 1 and El Paso Sub 2.

         SECTION 4.5       REGISTRATION PROCEDURES.

         (a) In connection with each Shelf Registration Statement, Enterprise MLP shall comply with all the provisions of Section 4.5(b) hereof and shall, in accordance with Sections 4.1, 4.2, 4.3 and 4.4 hereof, prepare and file with the Commission each Shelf Registration Statement relating to the registration on Form S-3 under the Securities Act.

         (b) In connection with each Shelf Registration Statement and any related prospectus or prospectus supplement required by this Agreement to permit the sale or resale of Common Units, Enterprise MLP shall:

         (i) Subject to any notice by Enterprise MLP in accordance with this Section 4.5(b) of the existence of any fact or event of the kind described in Section 4.5(b)(iii)(D), use its best efforts to keep such Shelf Registration Statement continuously effective during the Effectiveness Period; upon the occurrence of any event that would cause such Shelf Registration Statement or the related prospectus or prospectus supplement (A) to contain a material misstatement or omission or (B) not be effective and usable for resale of Registrable Securities during the Effectiveness Period, Enterprise MLP shall file promptly an appropriate amendment or supplement to or a document to be incorporated by reference into such Shelf Registration Statement or a report filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use its best efforts to cause any such amendment to be declared effective and such Shelf Registration Statement and the related prospectus or prospectus supplement to become usable for their intended purposes as soon as practicable thereafter. Notwithstanding anything in this Agreement to the contrary, Enterprise MLP may suspend the effectiveness or use of and elect not to keep current such Shelf Registration Statement by written notice to the Holder for a period not to exceed an aggregate of 30 days in any 90-day period (each such period a "Suspension Period") if:

                           (x) an event occurs and is continuing as a result of which such Shelf Registration Statement would, in Enterprise MLP's reasonable judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

                           (y) Enterprise MLP reasonably determines that the disclosure of such event at such time would or could reasonably be expected to either (i) have a material adverse effect on the business or prospects of Enterprise MLP and its subsidiaries, taken as a whole, or (ii) adversely affect a material financing, acquisition or other transaction (existing or planned);

provided, that (A) in the event the disclosure relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which would impede the Enterprise MLP's ability to consummate such transaction, Enterprise MLP may extend a Suspension Period from 30 days to 45 days and (B) the Suspension Periods shall not exceed an aggregate of 90 days in any 365-day period. The Holder, by its acceptance of a Registrable Security, agrees to hold in confidence any communication by Enterprise MLP relating to an event described in Section 4.5(b)(i)(x) and (y) or Section 4.5(b)(iii)(D).

                  (ii) Prepare and file with the Commission such amendments and post-effective amendments to such Shelf Registration Statement as may be necessary to keep such Shelf Registration Statement effective during the Effectiveness Period; cause the related prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Shelf Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Shelf Registration Statement or supplement to the prospectus.

                  (iii) Advise the underwriter(s), if any, and, in the case of (A), (C) and (D) below, the Holder promptly and, if requested by such Persons, to confirm such advice in writing:

                           (A) when the prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to such Shelf Registration Statement or any post-effective amendment thereto, when the same has become effective;

                           (B) of any request by the Commission for amendments to such Shelf Registration Statement or amendments or supplements to the prospectus or for additional information relating thereto;

                           (C) of the issuance by the Commission of any stop order suspending the effectiveness of such Shelf Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Registrable Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes; or

                           (D) of the existence (but not the nature) of any fact or the happening of any event, during the Effectiveness Period, that makes any statement of a material fact made in such Shelf Registration Statement, the related prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in such Shelf Registration Statement, the related prospectus or any amendment or supplement thereto in order to make the statements therein not misleading.

         If at any time the Commission shall issue any stop order suspending the effectiveness of such Shelf Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Registrable Securities under state securities or Blue Sky laws, Enterprise MLP shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

                  (iv) Furnish to counsel for the Holder and each of the underwriter(s), if any, before filing with the Commission, a copy of such Shelf Registration Statement and copies of any prospectus included therein or any amendments or supplements to either of such Shelf Registration Statement or prospectus (other than documents incorporated by reference after the initial filing of such Shelf Registration Statement), which documents will be subject to the review of such counsel and underwriter(s), if any, for a period of three business days, and Enterprise MLP will not file such Shelf Registration Statement or prospectus or any amendment or supplement to such Shelf Registration Statement or prospectus (other than documents incorporated by reference) to which such counsel or the underwriter(s), if any, shall reasonably object within three business days after the receipt thereof.

                  (v) Make available pursuant to a confidentiality and non-use agreement at reasonable times for inspection by one or more representatives of the Holder any underwriter, if any, participating in any distribution pursuant to such Shelf Registration Statement, and any attorney or accountant retained by the Holder or any of the underwriter(s), all financial and other records, pertinent corporate documents and properties of Enterprise MLP as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities and to supply all information reasonably requested by any such representative or representatives of the Holder, underwriter, attorney or accountant in connection with such Shelf Registration Statement after the filing thereof and before its effectiveness; provided, however, that the Holder shall be responsible for ensuring that any such information shall be kept confidential and not used for any purpose other than as contemplated hereby.

                  (vi) If requested by the Holder or the underwriter(s), if any, incorporate in such Shelf Registration Statement or prospectus, pursuant to a prospectus supplement or post-effective amendment if necessary, such non-confidential information as the Holder and underwriter(s), if any, may reasonably request to have included therein, including, without limitation: (1) information relating to the "Plan of Distribution" of the Registrable Securities, (2) information with respect to the number of Registrable Securities being sold, (3) the purchase price being paid therefor and (4) any other terms of the offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as reasonably practicable after Enterprise MLP is notified of the matters to be incorporated in such prospectus supplement or post-effective amendment.

                  (vii) Furnish to the Holder and each of the underwriter(s), if any, without charge, at least one copy of such Shelf Registration Statement, as first filed with the Commission, and of each amendment thereto (and any documents incorporated by reference therein or exhibits thereto (or exhibits incorporated in such exhibits by reference) as such Person may request in writing).

                  (viii) Deliver to the Holder and each of the underwriter(s), if any, without charge, as many copies of the prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request.

                  (ix) In the event of an Underwritten Offering, Enterprise MLP shall enter into a standard underwriting agreement with the underwriters and shall:

                           (A) upon request, furnish to the Holder and each underwriter, if any, in such substance and scope as they may reasonably request and as are customarily made by Enterprise MLP to underwriters in primary underwritten offerings, upon the date of closing of any sale of Registrable Securities in an Underwritten Offering:

                                    (1)      an officer's certificate, dated the
                           date of such closing, confirming, as of the date thereof, such matters as such parties may reasonably request;

                                    (2)      opinions, each dated the date of
                           such closing, of counsel (inside and outside) to Enterprise MLP covering such matters as are customarily covered in legal opinions to underwriters in connection with primary underwritten offerings of securities by Enterprise MLP; and

                                    (3)      customary comfort letters, dated
                           the date of such closing, from Enterprise MLP's independent accountants (and from any other accountants whose report is contained or incorporated by reference in such Shelf Registration Statement), in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with primary underwritten offerings of securities; provided, that if Enterprise MLP has used its best efforts to obtain such letters, Enterprise MLP shall not be responsible if the accountants do not agree to deliver same;

                           (B) set forth in full in the underwriting agreement, if any, indemnification provisions and procedures which provide rights no less protective than those set forth in Section 4.10 hereof with respect to all parties indemnified; and

                           (C)      deliver such other documents and
         certificates as may be reasonably requested by such parties to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Holder pursuant to this clause (ix).

                  (x) Before any public offering of Registrable Securities, cooperate with the Holder, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Registrable Securities under the securities or Blue Sky laws of such jurisdictions as the Holder or underwriter(s), if any, may reasonably request and do any and all other acts or things necessary or reasonably advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by such Shelf Registration Statement; provided, however, that Enterprise MLP shall not be required (A) to register or qualify as a foreign limited partnership or a dealer of securities where it is not now so qualified or to take any action that would subject it to the service of process in any jurisdiction where it is not now so subject or (B) to subject itself to taxation in any such jurisdiction if it is not now so subject.

                  (xi) Cooperate with the Holder and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends (unless required by applicable securities laws); and enable such Registrable Securities to be in such denominations and registered in such names as the Holder or the underwriter(s), if any, may reasonably request within a reasonable time before any sale of Registrable Securities made by such underwriter(s).

                  (xii) Use its best efforts to cause the Registrable Securities covered by any Shelf Registration Statement to be registered with or approved by such other U.S. governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Registrable Securities, subject to the proviso in clause (x) above.

                  (xiii) Subject to Section 4.5(b)(i) hereof, if any fact or event contemplated by Section 4.5(b)(iii)(D) hereof shall exist or have occurred, use its best efforts to prepare a supplement or post-effective amendment to such Shelf Registration Statement or related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Registrable Securities, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (xiv) Provide CUSIP numbers for all Registrable Securities not later than the effective date of such Shelf Registration Statement and provide the transfer agent with certificates for the Common Units that are in a form eligible for transfer in accordance with applicable requirements.

                  (xv) Cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter that is required to be retained in accordance with the rules and regulations of the NASD.

                  (xvi) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and all reporting requirements under the rules and regulations of the Exchange Act.

         (c) The Holder agrees that, upon receipt of any notice from Enterprise MLP of the existence of any fact of the kind described in Section 4.5(b)(iii)(D) hereof, the Holder will, and will use its best efforts to cause any underwriter(s) in an Underwritten Offering to, forthwith discontinue disposition of Registrable Securities pursuant to such Shelf Registration Statement until:

                  (i) the Holder has received copies of the supplemented or amended prospectus contemplated by Section 4.5(b)(xiii) hereof; or

                  (ii) the Holder is advised in writing by Enterprise MLP that the use of the prospectus may be resumed.

If so directed by Enterprise MLP, the Holder will deliver to Enterprise MLP (at Enterprise GP's expense) all copies, other than permanent file copies then in the Holder's possession, of the prospectus covering such Registrable Securities that was current at the time of receipt of such notice of suspension.

         SECTION 4.6 STOP TRANSFER INSTRUCTIONS. Enterprise MLP may give such stop transfer instructions to its transfer agent as it shall deem reasonably necessary to prevent any sale of shares of Common Units under a Shelf Registration Statement at any time when the Holder is not permitted to make such a sale pursuant to this Article IV.

          SECTION 4.7 NO PIGGYBACK OR OTHER REGISTRATION RIGHTS. Other than as set forth in this Article IV, the Holder shall have no registration rights with respect to Common Units beneficially owned by the Holder (including any "piggyback" registration rights). In addition, Enterprise MLP shall not be required to include any Common Units acquired by the Holder for resale under a Shelf Registration Statement other than the Common Units that constitute Registrable Securities under this Agreement.

         SECTION 4.8 REGISTRATION EXPENSES. Enterprise GP shall bear all expenses incident to the filing of any Shelf Registration Statement, including without limitation: (i) all registration and filing fees and expenses; (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all fees and disbursements of counsel for Enterprise MLP;
(v) all application and filing fees in connection with listing or quoting, as the case may be, the Common Units on each securities exchange or automated quotation system on which the Common Units are then listed or quoted; and (vi) all fees and disbursements of independent certified public accountants of Enterprise MLP (including the expenses of any special audit and comfort letters required by or incident to such performance); provided, however, the Holder shall bear the all the cost of (x) any discount or selling commission incurred in connection with the sale of any of such Common Units and (y) any fees and disbursements of counsel for the Holder or any other professional advisors engaged by the Holder.

         SECTION 4.9 RULE 144. Enterprise MLP covenants that it will file at times chosen by Enterprise MLP any reports required to be filed by it under
Section 13 or 15(d) of the Exchange Act, all to the extent required from time to time to enable the Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time (or any similar rule or regulation hereafter adopted by the Commission). Upon the reasonable request of the Holder, Enterprise MLP will deliver to the Holder a written statement as to whether it has complied with such requirements. Enterprise MLP further covenants that, upon the request of the Holder, it will take any further actions reasonably necessary to permit the Holder to transfer the Common Units under Rule 144, including, without limitation, causing any restrictive legends to be removed from any certificates representing Common Units in accordance with the terms of such legends.

         SECTION 4.10      INDEMNIFICATION.

         (a) For purposes of this Section 4.10, the following terms shall have the following meanings:

                  (i) "Preliminary Prospectus" means any preliminary prospectus supplement to the base prospectus included in a Shelf Registration Statement, together with such base prospectus, that describes the Common Units and the offering thereof, filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Securities Act and used prior to the filing of the Prospectus.

                  (ii) "Prospectus" means the final prospectus supplement, in the form first filed pursuant to Rule 424(b) under the Securities Act, together with the base prospectus included in a Shelf Registration Statement; and any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Exchange Act.

                  (iii) "Registration Statement" means the various parts of any Shelf Registration Statement, including all exhibits thereto and including
(i) the information contained in the form of final prospectus supplement to the base prospectus included in such Shelf Registration Statement, filed with the Commission after the date hereof pursuant to Rule 424(b) under the Securities Act in accordance with this Article IV and deemed by virtue of Rule 430A under the Securities Act to be part of such Shelf Registration Statement at the time it was declared effective and (ii) the documents incorporated by reference in such final prospectus supplement.

         (b) Enterprise GP will indemnify and hold harmless the Holder against any losses, claims, damages or liabilities, joint or several, to which the Holder may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Holder for any legal or other expenses reasonably incurred by the Holder in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that Enterprise GP shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to Enterprise MLP by the Holder expressly for use therein. To the extent Enterprise GP cannot perform its obligations under this
Section 4.10(b), it will exercise its indemnification rights under the Enterprise Partnership Agreement.

         (c) The Holder will indemnify and hold harmless Enterprise MLP and Enterprise GP against any losses, claims, damages or liabilities to which either Enterprise MLP, Enterprise GP or both may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, Registration Statement or Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, Registration Statement or Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to Enterprise MLP by the Holder expressly for use therein; and will reimburse Enterprise MLP and Enterprise GP for any legal or other expenses reasonably incurred by the Enterprise MLP and Enterprise GP in connection with investigating or defending any such action or claim as such expenses are incurred.

         (d) Promptly after receipt by an indemnified party under Sections 4.10(b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

         (e) If the indemnification provided for in this Section 4.10 is unavailable to or insufficient to hold harmless an indemnified party under Sections 4.10 (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of Enterprise MLP and Enterprise GP, on the one hand, and the Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Enterprise MLP and Enterprise GP, on the one hand, or Holder, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Enterprise MLP, Enterprise GP and the Holder agree that it would not be just and equitable if contributions pursuant to this Section 4.10(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 4.10(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 4.10(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.10(e), the Holder shall not be required to contribute any amount in excess of the amount by which the aggregate consideration received by the Holder from the sale of any Registrable Securities pursuant to the relevant Shelf Registration Statement exceeds the amount of any damages which the Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (f) The obligations of Enterprise GP under this Section 4.10 shall be in addition to any liability which Enterprise GP may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Holder within the meaning of the Securities Act; and the obligations of the Holder under this Section 4.10 shall be in addition to any liability which the Holder may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of Enterprise GP and to each person, if any, who controls Enterprise MLP and Enterprise GP within the meaning of the Securities Act.

         SECTION 4.11 LOCKUP. Notwithstanding any provision herein to the contrary, if Enterprise MLP at any time shall register Common Units or securities that are convertible, exchangeable or exercisable into or for Common Units under the Securities Act for sale in an Underwritten Offering, then to the extent requested by the underwriters for such offering, the Holder shall not, and shall cause its Affiliates not to, sell, make any short sale of, grant any option for the purchase of, or otherwise dispose of, directly or indirectly, any Common Units without the prior written consent of the underwriters, for a period designated by the managing underwriter in writing to the Holder prior to the beginning of such period, which period shall (i) begin not more than three business days prior to the effectiveness of the registration statement pursuant to which such Underwritten Offering shall be made (or within three business days prior to the execution of the applicable underwriting agreement in the case of an offering pursuant to Rule 415 under the Securities Act) and (ii) end not last more than 90 days after the closing of such Underwritten Offering or such shorter lockup period to which Enterprise MLP or any other unitholders of Enterprise MLP holding at least 5% of the Common Units of Enterprise MLP (on a fully diluted basis) are subject. If requested, the Holder will enter into an agreement with the underwriters to the foregoing effect.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

         SECTION 5.1 REPRESENTATIONS AND WARRANTIES OF THE PARTIES. Each party to this Agreement hereby represents and warrants to each other party that the statements in this Article V are true and correct as of the date of this Agreement.

         (a) Such party is an entity duly created, formed or organized, validly existing, and in good standing under the Laws of the jurisdiction of its creation, formation, or organization. There is no pending or, to such party's knowledge, Threatened, Action (or Basis therefor) for the dissolution, liquidation, insolvency, or rehabilitation of such party.

         (b) Such party has the entity power and authority to execute and deliver this Agreement and to perform and consummate the transactions contemplated herein. Such party has taken all actions necessary to authorize the execution and delivery of this Agreement, the performance of such party's obligations hereunder, and the consummation of the transactions contemplated herein. This Agreement has been duly authorized, executed, and delivered by, and is Enforceable against, such party.

         (c) The execution and the delivery of this Agreement by such party and the performance and consummation of the transactions contemplated herein by such party will not (i) Breach any provision of its organizational documents,
(ii) Breach any Law to which such party is subject, (iii) Breach any Contract or Order to which such party is a party or by which such party is bound or to which any of such party's assets is subject, or (iv) require any approval, consent, ratification, permission, waiver or authorization not already obtained, except in the case of clauses (ii), (iii) and (iv) as would not have a material adverse affect on the ability of such party to perform its obligations hereunder and consummate the transactions contemplated herein.

         SECTION 5.2 REPRESENTATION AND WARRANTY OF EL PASO GP HOLDCO. El Paso GP Holdco represents and warrants to Enterprise MLP and Enterprise GP that in acquiring Exchange

Units, El Paso GP Holdco is not offering or selling, and shall not offer or sell any Exchange Units, for Enterprise MLP in connection with any distribution of any of the Exchange Units, and El Paso GP Holdco does not have a participation and shall not participate in any such undertaking or in any underwriting of such an undertaking except in compliance with applicable federal and state securities laws. El Paso GP Holdco acknowledges that it is able to fend for itself, can bear the economic risk of its investment in the Exchange Units, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Exchange Units. El Paso GP Holdco is an "accredited investor" as such term is defined in Regulation D under the Securities Act. El Paso GP Holdco understands that none of the Exchange Units shall have been registered pursuant to the Securities Act or any applicable state securities laws, that the Exchange Units shall be characterized as "restricted securities" under federal securities laws and that under such laws and applicable regulations none of the Exchange Units can be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and the certificates representing the Exchange Units will contain a legend so restricting the transferability thereof.

                                   ARTICLE VI
                                  MISCELLANEOUS

         SECTION 6.1 NOTICES. All notices and other communications provided for or permitted under this Agreement shall be made in writing by hand delivery, first class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

if to El Paso GP Holdco:

                  GulfTerra GP Holding Company
                  El Paso Building
                  1001 Louisiana
                  Houston, Texas 77002
                  Telecopy:  (713) 420-2813
                  Attention: [Tom Hart]

with a copy to:

                  Andrews Kurth LLP
                  600 Travis
                  Suite 4200
                  Houston, Texas 77002
                  Facsimile: (713) 220 4285
                  Attention: G. Michael O'Leary
if to Enterprise GP:

                  Enterprise Products GP, LLC
                  2727 North Loop West
                  Houston, Texas 77008
                  Attention: President
                  Telecopy:  (713) 880-6570

with a copy to:

                  Enterprise Products GP, LLC
                  2727 North Loop West
                  Houston, Texas 77008
                  Attention: Chief Legal Officer
                  Telecopy:  (713) 880-6570

If to Enterprise MLP:

                  Enterprise Products Partners L.P.
                  c/o Enterprise Products GP, LLC
                  2727 North Loop West
                  Houston, Texas 77008
                  Attention: President
                  Telecopy:  (713) 880-6570

with a copy to:

                  Enterprise Products Partners L.P.
                  c/o Enterprise Products GP, LLC
                  2727 North Loop West
                  Houston, Texas 77008
                  Attention: Chief Legal Officer
                  Telecopy:  (713) 880-6570

         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business says after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

         SECTION 6.2 TERMINATION. This Agreement shall terminate upon the later of (i) such time that Holder no longer owns any Membership Interest in Enterprise GP and (ii) such time that none of the Exchange Units or Additional Exchange Units subject to issuance constitute Registrable Securities. Notwithstanding the foregoing, if any Registrable Securities are sold pursuant to Article IV hereof, the provisions of Section 4.10 hereof shall not terminate and shall survive indefinitely.

         SECTION 6.3 THIRD PARTY BENEFICIARIES. Each of the parties specifically intends that each of the Enterprise Members, and El Paso Sub 1 and El Paso Sub 2, respectively, shall be entitled to assert its rights and remedies hereunder as a third-party beneficiary hereto with respect to those provisions of this Agreement affording a right, benefit or privilege to it (including, without limitation, Section 2.5(b) and Article IV).

         SECTION 6.4 AMENDMENT. This Agreement may be amended or modified from time to time only by written agreement of all the parties hereto. Each such instrument shall be reduced to writing and shall be designated on its face an "amendment" to this Agreement.

         SECTION 6.5 SUCCESSORS AND ASSIGNS. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors and assigns. Except as expressly provided in the following sentence, no party may assign, transfer or otherwise alienate this Agreement or any of its rights, interest or obligations hereunder or any Registrable Securities without the prior written approval of the other parties. Notwithstanding the immediately preceding sentence, the Holder can transfer Registrable Securities so long as (i) such transfer is made in accordance with Rule 144 under the Securities Act or (ii) the transferee assumes the Holder's obligations with respect to such Registrable Securities under this Agreement.

         SECTION 6.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         SECTION 6.7 ARTICLES AND SECTIONS; HEADINGS. Unless otherwise provided, all reference to Articles, Sections and paragraphs herein refer to Articles, Sections and paragraphs of this Agreement. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         SECTION 6.8 GOVERNING LAW. To the maximum extent permitted by applicable Law, the provisions of this agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law.

         SECTION 6.9 SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         SECTION 6.10 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among such parties, written or oral, to the extent they relate in any way to the subject matter hereof.

                                    * * * * *

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                             "ENTERPRISE GP"

                                             ENTERPRISE PRODUCTS GP, LLC

                                             By: _______________________________
                                                 Name:
                                                 Title:

                                             "ENTERPRISE MLP"

                                             Enterprise Products Partners, L.P.

                                             By: Enterprise Products GP, LLC,
                                                 its general partner

                                             By: _______________________________
                                                 Name:
                                                 Title:

                                             "EL PASO GP HOLDCO"

                                             GULFTERRA GP HOLDING COMPANY

                                             By: _______________________________
                                                 Name:
                                                 Title:

                                    EXHIBIT A

                             FORM OF ACKNOWLEDGEMENT

         This Acknowledgment, dated as of , 200 , is executed by Holder, Enterprise GP and Enterprise MLP (each, as defined in the Exchange and Registration Rights Agreement, dated ________, 2004, among Enterprise Products GP, LLC, Enterprise Products Partners, L.P. and GulfTerra GP Holding Company (the "Exchange Agreement"). Each of such parties hereby acknowledges and agrees that (i) the Total Number of Exchange Units (as defined in the Exchange Agreement) for purposes of the Exchange Agreement shall be the number set forth in the space below and (ii) such Total Number of Exchange Units may only be adjusted or modified pursuant to the provisions of the Exchange Agreement.

_____________________________________
TOTAL NUMBER OF EXCHANGE UNITS
(as defined in the Exchange Agreement)

                                             HOLDER

                                             By: _______________________________
                                             Name:
                                             Title:

                                             ENTERPRISE GP

                                             By: _______________________________
                                             Name:
                                             Title:

                                             ENTERPRISE MLP

                                             By: _______________________________
                                             Name:
                                             Title:

                                                                       EXHIBIT 3

                              PERFORMANCE GUARANTY

         This Performance Guaranty (this "GUARANTY") dated as of__________, 2004 is made by Enterprise Products Delaware Holdings L.P., a Delaware limited partnership (the "GUARANTOR") in favor of GulfTerra GP Holding Company, a Delaware corporation ("GULFTERRA"). The Guarantor and GulfTerra are sometimes referred to together herein as the "PARTIES" and individually as a "PARTY."

                                    RECITALS

         A. This Guaranty is being executed and delivered in connection with that certain Exchange and Registration Rights Agreement (the "SUBJECT AGREEMENT"), dated as of ______________, 2004, by and between GulfTerra, Enterprise Products GP, LLC, a Delaware limited liability company (the "OBLIGOR"), and Enterprise Products Partners L.P., a Delaware limited partnership.

         B. The Guarantor acknowledges that (a) it shall substantially benefit from the Subject Agreement to which the Obligor is a party and (b) this Guaranty is necessary or convenient to the conduct, promotion or attainment of the business of the Obligor.

         C. To induce GulfTerra to enter into, and to close the transaction contemplated by the Subject Agreement, GulfTerra desires that the Guarantor guarantees the Obligor's performance under the Subject Agreement.

         D. The Guarantor desires to guarantee the Obligor's performance under the Subject Agreement upon the terms and conditions set forth herein.

                                    AGREEMENT

         For and in consideration of the premises and mutual covenants herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Guarantor does hereby agree as follows:

         1. Definitions. Any capitalized term used, but not defined, herein shall have the meaning given to such term in the Subject Agreement.

         2. The Guaranty. Subject to the last sentence of this Section 2, the Guarantor hereby irrevocably and unconditionally guarantees to GulfTerra the full and timely performance and discharge (including the payment of money) by the Obligor of all obligations and liabilities of the Obligor now existing or hereafter arising under Article II of the Subject Agreement (the "GUARANTEED OBLIGATIONS") and hereby agrees that if the Obligor shall fail (i) to pay any Guaranteed Obligation when and as the same shall be due and payable by the Obligor to GulfTerra or (ii) timely to perform and discharge in full any other Guaranteed Obligation in accordance with the terms of the Subject Agreement, the Guarantor shall be liable to GulfTerra for such Guaranteed Obligation, and, as such, the Guarantor shall forthwith pay to GulfTerra or perform and discharge any such Guaranteed Obligation, as the case may be, as such payment or performance and discharge is required to be made or done by the Obligor pursuant to the terms of the Subject Agreement. The guarantee in the preceding sentence is an absolute, present and continuing guarantee of payment and of performance of obligations and not of collectibility and is in no way conditional or contingent upon any attempt to collect from the Obligor or upon any other action, occurrence or circumstance whatsoever. It shall not be necessary for GulfTerra, in order to enforce such payment or performance by the Guarantor, first to institute suit or exhaust its remedies against the Obligor, the Guarantor or any other Person liable with respect to any Guaranteed Obligations. Notwithstanding anything to the contrary contained in this Section 2 or elsewhere in this Guaranty, GulfTerra acknowledges and agrees that (a) the Guarantor shall have the benefit of and the right to assert any defenses against the claims of GulfTerra which are available to the Obligor and which would have also been available to the Guarantor if the Guarantor had been in the same contractual position as the Obligor under the Subject Agreement, other than defenses arising from an event or circumstance referred to in clause (e) of Section 3 hereof, or, to the extent related to a proceeding described in such clause (e), clause (h) of Section 3 hereof, or related to the financial condition of the Obligor, and (b) with respect to any and all of the guarantees made by the Guarantor in this Guaranty, the Guarantor hereby guarantees, and shall be responsible for, each performance and/or discharge obligation or liability (including the payment of money) of the Obligor now existing or hereafter arising under Article II of the Subject Agreement.

         3. Obligations Absolute. The obligations of the Guarantor to GulfTerra hereunder shall be absolute, continuing and unconditional and shall not be released, discharged or in any way affected by (except to the extent the Obligor is so released or discharged from the Guaranteed Obligations other than any such release or discharge of the Obligor occurring as a result of an event or circumstance referred to in any of clause (e), clause (g), or clause (h) (as such clause pertains to laws that relate to the proceedings referred to in clause (e) below), any of the following:

                  (a) any amendment to, modification of, or supplement to the Subject Agreement or any other instrument referred to therein or any assignment or transfer of any rights or obligations thereunder;

                  (b) any release, consent or waiver, by operation of law or otherwise, of the performance or observance by the Obligor or any other Person of any express or implied agreement, covenant, term, obligation or condition under the Subject Agreement;

                  (c) any extension of the time for the payment of all or any portion of any sums payable under the Subject Agreement or the extension of time for the performance of any obligations under, arising out of or in connection with the Subject Agreement;

                  (d) any failure, omission, delay or lack of diligence on the part of GulfTerra or any other Person to enforce, assert or exercise, or any waiver of, any right, privilege, power or remedy conferred on GulfTerra or any other Person by the Subject Agreement, or any action on the part of GulfTerra or such other Person granting indulgence or extension of any kind;

                  (e) any bankruptcy, insolvency, readjustment, composition, liquidation, dissolution or similar proceeding or any other defense that may arise in connection with any such proceeding with respect to the Obligor, the Guarantor or any other Person;

                  (f) any change in the entity structure, existence or ownership of the Guarantor, the Obligor or GulfTerra, or any sale, lease or transfer of any or all of the assets of the Guarantor or the Obligor to any Person;

                  (g) any failure on the part of the Obligor for any reason to comply with or perform any of the terms of any other agreement with the Guarantor;

                  (h) any law, regulation or order hereafter in effect in any jurisdiction affecting any of the rights under or terms of the Subject Agreement;

                  (i) any exchange, release or nonperfection of any collateral securing, or any release or amendment or waiver of, or consent to departure from, any other guaranty of or security for the performance of, any Guaranteed Obligations; or

                  (j) any other circumstance that otherwise might constitute a defense available to the Guarantor in the capacity of a guarantor or surety.

         4. Waiver. With respect to GulfTerra, the Guarantor unconditionally waives, to the fullest extent permitted by law: (a) notice of acceptance hereof, of any action taken or omitted in reliance hereon, of demand, and of any defaults by the Obligor in the payment or performance of any Guaranteed Obligations, and of any of the matters referred to in Section 3; (b) all notices that may otherwise be required by statute, rule of law or otherwise to preserve any of the rights of GulfTerra against the Guarantor, including presentment to or demand for payment from the Obligor or the Guarantor, or notice to the Obligor of claims with a court in the event of the bankruptcy of the Obligor, (c) any right to the enforcement, assertion or exercise by GulfTerra of any right, power or remedy conferred in this Guaranty or the Subject Agreement; (d) any requirement of diligence on the part of GulfTerra; and (e) any other act or omission (including any delay by GulfTerra or any other Person in the taking of any action) that might in any manner or to any extent vary the obligation of the Guarantor or that might otherwise operate as a discharge of the Guarantor.

         5. Reinstatement of Guaranty. This Guaranty shall continue to be effective, or be reinstated, as the case may be, if and to the extent at any time any payment, in whole or in part, made by the Obligor or the Guarantor to GulfTerra in respect of any Guaranteed Obligations is rescinded or must otherwise be restored or returned by GulfTerra upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Obligor or the Guarantor, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Obligor or the Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made and, to the extent permitted by applicable law, in such event, the Guarantor shall be liable to GulfTerra for an amount equal to the payment that has been rescinded or returned, and, as such, the Guarantor shall pay to GulfTerra such amount equal to the payment that has been rescinded or returned. GulfTerra shall not be required to litigate or otherwise dispute its obligation to make such repayments if it in good faith believes that such obligation exists.

         6. Representations and Warranties of the Guarantor. The Guarantor represents and warrants as follows:

                  (a) Organization and Good Standing. The Guarantor is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. The Guarantor has all requisite power and authority, and all governmental licenses and permits, to own and operate its properties and to carry on its businesses as presently conducted. The Guarantor has the requisite power to enter into and perform its obligations under this Guaranty.

                  (b) Approval and Enforceability of Guaranty. The execution, delivery and performance of this Guaranty have been duly authorized by all necessary action on the part of the Guarantor. This Guaranty has been duly and validly executed and delivered and constitutes the legal, valid and binding obligation of the Guarantor, enforceable against it in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, moratorium, reorganization, dissolution, receivership and similar laws affecting the rights and remedies of creditors generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Guarantor is not required to give any notice to, make any filings with, or obtain any authorization, consent or approval of, any United States federal, state or local or any foreign government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign (each, a "GOVERNMENTAL ENTITY") or any other Person to perform its obligations under this Guaranty. Neither the execution and the delivery of this Guaranty, nor the performance by the Guarantor of any of its obligations hereunder, shall in any respect violate any statute, regulation, rule, injunction, judgment, order, decree or ruling of any Governmental Entity to which the Guarantor is subject, or any provision of any Organizational Document of the Guarantor, or any material agreement or instrument, to which the Guarantor is a party.

                  (c) Ownership of Common Units. Guarantor owns, beneficially and of record and free and clear of all liens and encumbrances (other than any restrictions on transfer arising under any securities laws), not less than 4,500,000 Common Units (as defined in the Subject Agreement).

         7. Maintenance Of Ownership of Common Units. Until the Guaranteed Obligations have been satisfied in full, Guarantor agrees to continue to own, beneficially and of record and free and clear of all liens and encumbrances (other than any restrictions on transfer arising under any securities laws), not less than 4,500,000 Common Units (as defined in the Subject Agreement), which number of Common Units shall be subject to adjustment in accordance with the anti-dilution provisions set forth in Section 2.9 of the Subject Agreement as applicable.

         8. Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given two business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

                  If to the Guarantor: Enterprise Products Delaware Holdings
                                       L.P.
                                       c/o Enterprise Products Partners, L.P.
                                       2727 North Loop West
                                       Houston, TX 77008
                                       Attention: General Counsel
                                       Fax: (713) 880-6570

                                       With a copy to:

                                       Vinson & Elkins L.L.P.
                                       1001 Fannin
                                       Houston, Texas 77002
                                       Attention: Bruce Bilger
                                       Fax: (713) 615-5429

                  If to GulfTerra:     GulfTerra GP Holding Company
                                       El Paso Building
                                       1001 Louisiana Street
                                       Houston, Texas 77002
                                       Attention: General Counsel
                                       Fax: (713) 420-2813

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the addresses set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

         9. Construction. The Parties have participated jointly in the negotiation and drafting of this Guaranty. In the event an ambiguity or question of intent or interpretation arises, this Guaranty shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Guaranty. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. All personal pronouns used in this Guaranty, whether used in the masculine, feminine or neuter gender, shall include all other genders, the singular shall include the plural, and vice versa. All references herein to Exhibits, Schedules, Articles, Sections or subdivisions thereof shall refer to the corresponding Exhibits, Schedules, Article, Section or subdivision thereof of this Guaranty unless specific reference is made to such exhibits, articles, sections or subdivisions of another document or instrument. The terms "herein," "hereby," "hereunder," "hereof," "hereinafter," and other equivalent words refer to this Guaranty in its entirety and not solely to the particular portion of the Guaranty in which such word is used.

         10. Severability. Any term or provision of this Guaranty that is invalid or unenforceable in any situation in any jurisdiction shall to the fullest extent permitted by law not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         11. Entire Agreement; Amendment. THIS GUARANTY (INCLUDING THE DOCUMENTS REFERRED TO HEREIN) CONSTITUTES THE ENTIRE AGREEMENT AMONG THE PARTIES AND SUPERSEDES ANY PRIOR UNDERSTANDINGS, AGREEMENTS, OR REPRESENTATIONS BY OR AMONG THE PARTIES, WRITTEN OR ORAL TO THE EXTENT THEY HAVE RELATED IN ANY WAY TO THE SUBJECT MATTER HEREOF. No amendment of any provision of this Guaranty shall be valid unless the same shall be in writing and signed by the Parties.

         12. Term of Agreement. This Guaranty and all guarantees, representations, warranties, covenants and agreements of the Guarantor contained herein shall continue in full force and effect and shall not be discharged until the earlier to occur of: (i) all of the Guaranteed Obligations shall have terminated or expired, or shall have been indefeasibly paid or otherwise performed and discharged in full (beyond the period where such Guaranteed Obligations are subject to rescission, restoration or return as contemplated by
Section 5), or (ii) upon written consent of the Parties.

         13. Survival of Representations and Warranties. All representations and warranties contained herein or made in writing or on behalf of the Guarantor in connection herewith shall survive the execution and delivery of this Guaranty.

         14. Governing Law. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

         15. Expenses. The Guarantor agrees to pay or reimburse GulfTerra for all reasonable costs and expenses incurred in good faith including reasonable legal fees and expenses, if any, incurred by GulfTerra to enforce any of the rights of GulfTerra and its Affiliates under this Guaranty unless GulfTerra does not prevail in the action, suit or proceeding brought to enforce its rights under this Guaranty.

                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered as of the date and year first written in the preamble to this Guaranty.

                                             ENTERPRISE PRODUCTS DELAWARE
                                             HOLDINGS L.P.

                                             By: ________________________

                                                 By:    ________________________
                                                 Name:  Michael A. Creel
                                                 Title: Executive Vice President

                                    Guaranty